      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 2002

                             WASHINGTON, D.C. 20549


                                                      REGISTRATION NO. 333-70350
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 3

                                       TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        TRANSITION AUTO FINANCE IV, INC.
                 (Name of small business issuer in its charter)

                     TEXAS                                    6141                                75-2957399
        (State or other jurisdiction of                (Primary industrial           (I.R.S. Employer Identification No.)
        incorporation or organization)             classification code number)

              TRANSITION AUTO FINANCE IV, INC.                                                     KEN LOWE
            8144 WALNUT HILL LANE, NUMBER 680                                           8144 WALNUT HILL LANE, NUMBER 680
                    DALLAS, TEXAS 75231                                                        DALLAS, TEXAS 75231
                       (214) 360-9966                                                            (214) 360-9966
(Address, including zip code, and telephone number, including                          (Name, address, including zip code and
    area code, of registrant's principal executive offices and                                    telephone number,
              principal place of business)                                            including area code, of agent for service)


                                   ----------

                                   Copies to:

                    STEVEN K. COCHRAN                                                           GERALD G. MORGAN, JR.
               THOMPSON & KNIGHT L.L.P.                                                   BURDETT, MORGAN & THOMAS, L.L.P.
             1700 PACIFIC AVENUE, SUITE 3300                                                3423 S. SONCY ROAD, SUITE 300
                   DALLAS, TEXAS 75201                                                          AMARILLO, TEXAS 79119

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED          PROPOSED
                                                   DOLLAR AMOUNT            MAXIMUM           MAXIMUM
                    TITLE OF EACH CLASS OF             TO BE             OFFERING PRICE      AGGREGATE            AMOUNT OF
                  SECURITIES TO BE REGISTERED        REGISTERED             PER UNIT       OFFERING PRICE      REGISTRATION FEE
                  ---------------------------      --------------        --------------    -------------      -----------------
              Secured   Redeemable   Promissory      $10,000,000                N/A         $10,000,000           $2,500(1)
              Notes



          (1) Previously paid.


     The registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

================================================================================

                        TRANSITION AUTO FINANCE IV, INC.

                    9.0% SECURED REDEEMABLE PROMISSORY NOTES
                               MAXIMUM $10,000,000
                                MINIMUM $250,000

 Who we are:        Transition Auto Finance IV, Inc., a wholly-owned, single
                    purpose subsidiary of Transition Leasing Management, Inc.
                    Our address is 8144 Walnut Lane, Number 680, Dallas, Texas
                    75231. Our telephone number is (214) 360-9966.

 What we will do:   When we commence our operations, we will purchase passenger cars, light trucks, sport utility vehicles, minivans and motorcycles and lease them to customers with damaged credit ratings; Transition Leasing Management, Inc. performs all services necessary for our operations. The assets we will use to generate funds for payment of principal and interest on the notes will primarily be sub-prime credit risk vehicle lease contracts, and upon termination of the lease contracts, proceeds from the sale of the previously leased vehicles.

Trustee:            Trust Management, Inc.


                                   ----------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR HAS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK INCLUDING RISKS OF DEFAULT ON THE REGISTRANT'S LEASE CONTRACTS. SEE "RISK FACTORS", BEGINNING ON PAGE 2. AMONG OTHER RISKS, YOUR ABILITY TO RESELL THE SECURITIES MAY BE LIMITED SINCE WE DO NOT INTEND TO ESTABLISH A TRADING MARKET FOR THE SECURITIES, LIST THEM ON ANY SECURITIES EXCHANGE OR APPLY FOR QUOTATION AND TRADING OF THE SECURITIES ON NASDAQ.


                                   ----------


     The offering proceeds will be distributed as follows:


                                                                     MINIMUM                MAXIMUM
                                                               OFFERING ($250,000)    OFFERING ($10,000,000)
                                                               --------------------   --------------------
Underwriter's commission and fees ................      8.0%   $             20,000   $            800,000
Other offering expenses ..........................      2.0%                  5,000                200,000
Our net proceeds .................................     90.0%                225,000              9,000,000


                                   ----------


     This offering is being conducted on a "best efforts" basis by our underwriter, Great Nation Investment Corporation. This Offering will terminate on the first to occur of:


     o July 1, 2002, if we have not received subscriptions totaling $250,000 by that date,


     o    our receipt of $10,000,000 in subscriptions,


     o    April 1, 2003 (one year after the date of this prospectus), or


     o    such earlier date as we elect in our sole discretion.


                                   ----------


                  The date of this Prospectus is April 1, 2002

                                     SUMMARY

     The following summarizes the information that is discussed in more detail in the text of this prospectus. You should read the entirety of this prospectus before making your decision to purchase notes.

     Terms of the Offering. The material terms of our offering are as set forth on the cover page of this prospectus and as follows:

 Securities offered:                9.0% Secured Redeemable Promissory Notes

 Maximum offering amount:           $10,000,000

 Minimum subscription amount:       $5,000; if you are using your individual
                                    retirement account (IRA), you may subscribe for as little as $2,000 of notes.

 Minimum offering amount:           $250,000; all subscriptions will be held in
                                    escrow until we have received subscriptions totaling at least $250,000. Your subscription funds will be deposited in an interest bearing escrow account until we receive subscriptions totaling $250,000 or we terminate this offering, whichever occurs earlier.

     Terms of the Notes. The basic terms of the notes we are offering to you are as follows:


 Maturity Date:                     April 1, 2007 (the fifth anniversary of the
                                    date of this prospectus).


 Interest Rate:                     9.0% per annum.

 Interest Payments:                 Interest will be payable monthly in arrears,
                                    meaning that we will pay interest for each month on or before the fifteenth day of the next month. The first interest payment will be due on the 15th day of the second full month after your note is issued (your note will be issued as of the third business day after your subscription payment is received).

 Principal Payments:                No principal payments will be due until
                                    maturity.


 Sinking Fund:                      From and after the earlier of April 1, 2005
                                    (the third anniversary of the date of this prospectus), or the date we deliver to the Trustee a contract unavailability notice, all of our assets, and any proceeds from the collateral securing the notes, will be placed in a sinking fund account and we may use such proceeds only for the repayment of the notes and payment of the Trustee's fees and expenses. We may, at our discretion, deliver to the Trustee a contract unavailability notice if we are unable, for any reason outside of our control, to purchase additional leased vehicles and vehicle lease contracts that conform to our purchasing criteria set forth in our Master
                                    Purchasing Agreement with Transition Leasing
                                    Management, Inc.

 Redemption:                        We may redeem the notes, in whole or in
                                    part, on any payment date after the sinking fund trigger date, which will be the earlier date of April 1, 2005 (the third anniversary of the date of this prospectus) or the date we deliver a contract unavailability notice to the Trustee. Under the Indenture, we may, at our discretion, deliver to the Trustee a contract unavailability notice if we are unable, for any reason outside of our control, to purchase additional leased vehicles and vehicle lease contracts that conform to our purchasing criteria set forth in our Master Purchasing Agreement with Transition Leasing. If we redeem less than all of the notes, the Trustee will determine which notes are to be redeemed in such fashion as the Trustee thinks appropriate.
                                    Any redemption will be effected at a price equal to the principal amount of the note outstanding plus interest accrued through the date of the redemption.


 Collateral for our notes:          All of our assets, which will include our
                                    vehicles, our lease contracts and, should we lapse into default under the notes, our funds, will be held in trust for the benefit of the noteholders.

     Our Business. We are permitted to engage in only those activities which further our business purpose of leasing vehicles to customers with "sub-prime" credit ratings and to incur only those expenses permitted by the Indenture. We will lease only new and late model (not more than four model years old) used vehicles -- passenger cars, light trucks, minivans, sport utility vehicles and motorcycles. Initially we will conduct our vehicle leasing business solely with customers within the state of Texas, however we may in the future expand the geographic scope of our leasing operations to other states. Our business operations, including our purchasing, collecting, lease servicing and other operating activities, will be performed by Transition Leasing Management, Inc. ("Transition Leasing") on our behalf in accordance with the terms of a Master Purchasing Agreement and a Servicing Agreement we will enter into with Transition Leasing. Accordingly, Transition Leasing's officers, directors and employees will generally control all of our major operating and administrative functions. We will pay Transition Leasing contractually agreed fees for these services.

     We were incorporated in the State of Texas on September 13, 2001 by Transition Leasing as a single purpose entity to engage in the vehicle leasing business. To date, we have engaged in no business operations and we will not engage in business until we have sold at least the $250,000 minimum offering amount of the notes. We will use the net proceeds from the sale of the notes to purchase vehicles for lease and purchase vehicle lease contracts originated by Transition Leasing.

     You may invest in our offering only if you meet our minimum suitability standard or the applicable state suitability standard, whichever is more stringent. In order to meet our minimum suitability standard, you must:

     o have a gross annual income of at least $45,000, and a net worth (exclusive of personal residence, furnishings and automobiles) of at least $45,000, or

     o have a net worth (exclusive of personal residence, furnishings and automobiles) of at least $150,000, without reference to income, and

     o have a net worth (exclusive of personal residence, furnishings and automobiles) at least ten times the amount of your subscription.

     You will be required to represent, in writing, that you satisfy the applicable standard.

                                  RISK FACTORS

     An investment in the notes involves a number of risks. In considering a purchase of these securities, you should carefully consider the risks involved, including the following:

     RESTRICTIONS ON OUR BUSINESS ACTIVITY, RESTRICTIONS ON OUR ASSETS AND THE ABSENCE OF ANY GUARANTOR MAY LIMIT OUR ABILITY TO REPAY THE NOTES AND YOUR ABILITY TO SEEK PAYMENTS FROM OTHER SOURCES

     We were organized by Transition Leasing as a single purpose entity. Under the Indenture, we can engage in and conduct only the vehicle leasing business. Accordingly, we will not have any significant assets other than the vehicles, the lease contracts and the accounts into which the net proceeds of this offering and our operating revenues are deposited and there is a risk that such assets will not generate funds sufficient to make scheduled payments of principal and interest owed on the notes. No other party, including our sole shareholder, Transition Leasing, will insure or guarantee our obligations under the notes or will be obligated to make capital contributions to us at any time. Consequently, after the expiration or termination of the related lease contracts, you can rely only on the funds we receive from leasing the vehicles and the funds we receive from the sale of the vehicles for the payment of interest on and principal of the notes. If such payments and funds are insufficient to permit payment of the sums due on the notes, we will have no other significant assets with which to pay any portion of the deficiency.

     OUR SINKING FUND PAYMENTS MAY NOT GENERATE SUFFICIENT PROCEEDS OR ASSETS TO REPAY THE ENTIRE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY


     Except for the obligation to deposit funds for monthly interest payments, we are not required to satisfy any minimum schedule of payments into the sinking fund account, and prior to the maturity date, we are not required to satisfy any minimum schedule of payments of principal on the notes. After the sinking fund trigger date, which is the earlier of April 1, 2005 (the three year anniversary of the date of this prospectus) or the day we deliver a contract unavailability notice, the funds in the sinking fund account will consist of the net collection proceeds from the lease contracts and from the sale of vehicles during the period from the sinking fund trigger date to the maturity date and any income earned on such proceeds while they are in the sinking fund account. We may, at our discretion, deliver to the Trustee a contract unavailability notice if we are unable, for any reason outside of our control, to purchase additional leased vehicles and vehicle lease contracts that conform to our purchasing criteria set forth in our Master Purchasing Agreement with Transition Leasing. There is a risk that the funds in the sinking fund account will be insufficient to pay all principal and interest outstanding on the notes on the maturity date.


     WE MAY BE UNABLE TO OBTAIN ALTERNATIVE SOURCES OF FUNDS TO REPAY THE YOUR NOTES AT MATURITY IN THE EVENT THE FUNDS IN THE SEEKING FUND ACCOUNT AS OF THE MATURITY DATE ARE INSUFFICIENT

     If the funds in the sinking fund account are insufficient to pay all principal and interest outstanding on the notes on the maturity date, we anticipate being able to refinance or sell the remaining lease contracts and vehicles and using the proceeds of any such refinancing or sale to repay any principal and interest then outstanding under the notes. However, there can be no assurance, in such event, that we will be able to refinance the notes or sell lease contracts and vehicles for proceeds sufficient to retire the notes. There is a substantial risk that no such refinancing or sale can be consummated and that the proceeds from any such refinancing or sale will be insufficient to repay the principal and interest then outstanding.

     THE TIMING AND TERM LENGTH OF THE LEASE CONTRACTS MAY ADVERSELY AFFECT OUR ABILITY TO REPAY THE ENTIRE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY FROM THE SINKING FUND


    There is a risk that the funds in the sinking fund account will not be sufficient to repay the principal owed on the notes at maturity in the event that a significant amount of lease contracts remain outstanding after the maturity date. We are permitted to purchase vehicles for lease using the net proceeds from the sale of notes, or the net proceeds from early lease terminations or repossessions, until the sinking fund trigger date, which date could occur as late as April 1, 2005. Our vehicle leases are typically for 36 month terms but may have terms as long as 48 months. Therefore, a 48 month lease entered into on the sinking fund trigger date could remain outstanding as late as April 1, 2009, a date significantly later than the April 1, 2007 maturity date of the notes. Under no circumstances will a lease generated before the sinking fund trigger date be less than 24 months seasoned as of as of the maturity date of the notes. The sinking fund account used to fund payments of principal and interest is funded with the net collection proceeds from the lease contracts, and the proceeds from vehicle dispositions after lease terminations or expirations, from the sinking fund trigger date to the maturity date and any income earned on such proceeds while they are in the sinking fund account. To the extent there are leases that remain outstanding after the note maturity date, a significant portion of the cash flow related to such leases, and the proceeds from the disposition of the vehicle, may not yet have been received by us to fund the sinking fund account on or before the maturity of the notes. Consequently, there is an increased risk that the funds in the sinking fund account will be insufficient to pay all principal and interest outstanding on the notes on the maturity date to the extent that we have leases outstanding after the maturity date.

    If the funds in the sinking fund account are insufficient to pay all principal and interest outstanding on the notes on the maturity date, we anticipate being able to refinance or sell the remaining lease contracts and vehicles and using the proceeds of any such refinancing or sale to repay any principal and interest then outstanding under the notes. However, there can be no assurance, in such event, that we will be able to refinance the notes or sell lease contracts and vehicles for proceeds sufficient to retire the notes. There is a substantial risk that no such refinancing or sale can be consummated and that the proceeds from any such refinancing or sale will be insufficient to repay the principal and interest then outstanding.

     PAYMENT OF YOUR NOTES WILL DEPEND UPON CREDIT DECISIONS BY TRANSITION
LEASING

     We will be dependent upon Transition Leasing's judgment with respect to the subjective and difficult process of leasing automobiles to people with prior substantial credit problems and sub-prime credit ratings and making credit decisions in connection therewith. Poor credit decisions by Transition Leasing could result in high rates of default on our vehicle leases and impair our ability to repay the notes.

     OUR FOCUS ON VEHICLE LEASING TO CUSTOMERS WITH SUB-PRIME CREDIT RATINGS MAY MAKE OUR LEASE PORTFOLIO SUSCEPTIBLE TO HIGH LEVELS OF DEFAULT RESULTING IN SPECIAL RISK TO OUR INVESTORS

     The vehicle leases we enter into will be with customers with sub-prime credit ratings, and accordingly it is possible that we will experience relatively high rates of default by our lease customers. There is a risk that higher than anticipated levels of lease defaults could impair our ability to repay the notes. We expect that individuals who will enter into vehicle lease contracts with us, generally, do not have access to other sources of consumer credit for a new or late model automobile because they do not meet the credit standards imposed by traditional lease financing sources, which in the automobile finance business generally include insured-deposit taking institutions such as banks, thrifts and credit unions, and finance companies which are "captives" (i.e., finance subsidiaries) of automobile manufacturers. Sub-prime lease customers may as a group be more likely to be unable (or unwilling) to fully perform their lease obligations and pose a statistically greater risk of default than prime credit lease customers. An individual may typically be considered a sub-prime credit risk due to limited income, tarnished credit history (e.g., prior bankruptcy, history of default or delinquent payments on other types of installment credit) or a lack of credit history (i.e., a relatively young individual who has not yet developed a "credit history profile"). The performance of a sub-prime lease portfolio such as ours may be more susceptible to performance deterioration than a prime portfolio, since the lease customers, being more marginal credit risks, are likely to be disproportionately affected by economic downturns.


     Leasing to individuals with sub-prime credit ratings is more risky. The increased risk of default by the individuals that we lease vehicles to increases the risk that we will have sufficient monies to pay the notes. Since we enter into lease contracts solely to individuals with sub-prime credit ratings, there is an increased risk that a large percentage of our portfolio of lease contracts will be in default. The greater the amount of defaults in payments of lease contracts to us, the greater the risk that we will be unable to pay the principal and interest due on the notes. Transition Auto Finance, Inc. ("Transition Auto Finance"), a predecessor subsidiary of Transition Leasing that has leased to individuals with sub-prime credit risks just as we intend to do, experienced payment delinquencies of greater than 30 days past due with respect to 13.2% of the payment installments due. See "The Company - - Prior Performance of Subsidiaries" for important information on the method of calculation of payment delinquencies for Transition Auto Finance. Transition Auto Finance II, Inc. ("Transition Auto Finance II") and Transition Auto Finance III, Inc. ("Transition Auto Finance III"), predecessor subsidiaries of Transition Leasing that have also leased to individuals with sub-prime credit risks, have collectively experienced payment delinquencies of greater than 30 days past due with respect to 16.7% of the payment installments due. See "The Company--Prior Performance of Subsidiaries" for information on the lease default experience of earlier established subsidiaries of Transition Leasing that have conducted business similar to that we will conduct.


     A FAILURE BY TRANSITION LEASING TO FIND ENOUGH LEASE CUSTOMERS TO MAKE ADEQUATE USE OF OUR CASH FLOW WOULD REDUCE OUR ABILITY TO REPAY YOUR NOTES

     Because we rely principally upon the proceeds generated from vehicle leases to repay the notes, there is a risk that if we are unable to promptly and fully utilize the net proceeds from the notes offering to purchase vehicles for lease and lease contracts we will not generate adequate revenues from our leasing operations to repay the notes. We will depend on Transition Leasing for originating leases and contacts with automobile franchise dealers, independent automobile dealers, and independent leasing companies from whom most of the vehicles will be purchased by us and most of our lessee-customers will be referred. If we are unable to locate a sufficient number of additional eligible customers, we could elect to deliver a contract unavailability notice to the Trustee, at which time we would cease purchasing vehicles and creating new lease contracts, and all subsequent net collection proceeds from the then existing lease contracts and vehicles, following deduction for payment of interest on the notes and allowed expenses, would be deposited into the sinking fund account for payment of the notes. Our delivery of a contract unavailability notice prior to the time at which the sinking fund trigger date would otherwise occur may have a number of adverse consequences, among them a negative impact on our ability to repay the notes and an incentive for us to redeem the notes earlier than we might otherwise redeem or pay them.


     ANY FAILURE BY TRANSITION LEASING TO MAINTAIN BUSINESS RELATIONSHIPS WITH VEHICLE DEALERS AND LEASING COMPANIES COULD ADVERSELY IMPACT OUR ABILITY TO MAKE PROMPT USE OF THE PROCEEDS FROM OUR NOTES AND REDUCE OUR ABILITY TO REPAY THE NOTES

     Transition Leasing's contacts with automobile franchise dealers, independent automobile dealers, and independent leasing companies are an essential referral source for Transition leasing's lease originations. Any material deterioration of Transition Leasing's relationships with such dealers and leasing companies could reduce the number of lease referral sources available to Transition Leasing, which could slow down our ability to invest our available funds in purchases of vehicle leases and vehicles and in turn adversely affect our ability to promptly invest the proceeds from the sale of the notes. Transition Leasing's relationships with vehicle dealers and leasing companies could deteriorate if Transition Leasing is repeatedly unable to originate leases, which leases would meet its acceptance criteria, when contacted for such purpose by such dealers or leasing companies. One reason why Transition Leasing may from time to time be unable to originate leases would be a lack of funds available at such time at Transition Auto Finance IV and the other Transition Leasing subsidiaries sufficient to purchase vehicles and leases. Transition Leasing's management believes that its relationships with vehicle dealers and leasing companies will be most advantageous to the extent such dealers and leasing companies are consistently able to successfully refer leasing customers to Transition Leasing that meet Transition Leasing's acceptance criteria. To the extent Transition Leasing is unable to accept lease referrals due to inadequate funds at Transition Auto Finance IV and the other Transition Leasing subsidiaries, the referring dealer or leasing company may be less likely to contact Transition Leasing with future leasing prospects. In order to establish a potential alternative source of funding for its lease originations, Transition Leasing has entered into a Leasing Services Agreement with Credit Union of Texas which generally provides that, at the parties' mutual discretion, Credit Union of Texas may purchase from Transition Leasing vehicle lease contracts originated by Transition Leasing with customers that are Credit Union of Texas members or qualify for Credit Union of Texas membership. Because the purchase and sale of vehicle lease agreements under the Leasing Services Agreement with Credit Union of Texas is at the discretion of both parties on a case-by-case basis, Transition Leasing cannot necessarily rely on its arrangement with Credit Union of Texas to be a consistent source of funding for Transition Leasing's lease originations in the event Transition Auto Finance IV and the other Transition Leasing subsidiaries may from time to time have insufficient available cash. In the event Transition Leasing is for any significant period of time unable to fund lease origination prospects derived from referrals by dealers or leasing companies, whether through Transition Auto Finance IV or the other Transition Leasing subsidiaries, or through its arrangement with Credit Union of Texas, Transition Leasing's relationship with such dealers and leasing companies could be adversely affected, which in turn could reduce our ability in the future to promptly invest our funds in vehicles and vehicle lease contracts and could in turn reduce our ability to repay the notes.

     WE MAY REDEEM YOUR NOTES PRIOR TO THEIR MATURITY AND AT A TIME WHEN YOU CANNOT REINVEST THEM WITH A YIELD COMPARABLE TO THE YIELD OF THE NOTES

     If future interest rates decline, our ability to redeem the notes may limit your ability to realize enhancements in the value of the notes resulting from the lower interest rates generally existing in the market. You may not be able to reinvest the redemption proceeds at yields equal to or exceeding the yields on the notes. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields that could have been realized on the notes.

     THE ACTUAL YIELD RATE OF THE NOTES IS LESS THAN THE STATED INTEREST RATE

     Because the interest which accrues with respect to the notes is payable in arrears (i.e., within 15 days after the end of the month in which it accrues), the yield will be less than the stated rate of 9.0% per annum.

     TRANSITION LEASING'S POLICY REGARDING COLLECTION AND DEFAULTS MAY IMPAIR OUR PROFITABILITY AND ABILITY TO REPAY THE NOTES

     In the event that a lease payment is more than 30 days overdue, Transition Leasing generally will commence repossession of the leased vehicle. However, Transition Leasing believes that collections on the lease contracts will be maximized if it is permitted some latitude to work with customers who may be in technical default for late payment of a single installment, but who have been making payments on a regular and timely basis and who otherwise are not in default. However, there is a risk that if a substantial number of defaulting lease customers make no further payments on their lease contracts, the delay in the repossession of their leased vehicles could result in a decrease in our repossession proceeds and could have an adverse impact on our ability to pay the notes.

     OVERESTIMATION OF THE RESIDUAL VALUE OF LEASED VEHICLES COULD CAUSE US TO SUFFER LOSSES WHEN VEHICLES ARE REPOSSESSED OR RETURNED TO US UPON LEASE EXPIRATION

     There is a risk that material overestimation by Transition Leasing of the residual values of our portfolio of leased vehicles could materially reduce the proceeds we expect to receive upon resale by us of formerly leased vehicles and impair our ability to repay the notes. At lease inception, we must estimate what the value of the vehicle will be at the end of the scheduled lease term, a value generally described in the automobile leasing industry as the "residual value." Our leases are designed to recover the depreciation in the value of each vehicle over the life of the lease, and the projection of residual value is a key element in the way we structure the financial terms of our leases. At the end of the lease term, the proceeds we receive from disposition of the leased vehicle may be less than our expected residual value for a number of reasons. Among possible reasons are a possible inaccuracy of the initial estimate, changes in the market for the specific model of the leased vehicle or the used vehicle market in general, and ineffective remarketing efforts by Transition Leasing.

     At the end of the scheduled lease term, we generally will dispose of the leased vehicle either by selling it to the lease customer (or some other party related to the lease customer) or by selling it "wholesale" in the used automobile market. If we realize proceeds from such disposition in an amount less than our original estimate of the residual value, whether due to inaccuracy of the original estimate, ineffective remarketing efforts, or adverse changes in the market for that leased vehicle (in the used automobile market in general or otherwise), we may realize a loss on the vehicle. Losses suffered on the disposition of off-lease vehicles could reduce our ability to repay the notes. We intend to carry residual insurance to mitigate the risk of incorrectly estimating vehicle residual values, but we cannot assure that any such insurance will be available to us on commercially reasonable terms. Even if we obtain such insurance, there can be no assurance that such insurance will adequately protect us from possible losses related to overestimation of vehicle residual values. See "The Company - Purchase/Leasing of Vehicles - Residual Value and Residual Value Insurance."

     THE ABSENCE OF ANY MARKET FOR THE NOTES MAY LIMIT YOUR ABILITY TO SELL NOTES PRIOR TO THEIR MATURITY OR TO USE THEM AS COLLATERAL FOR LOANS

     There is a risk that you will be unable to resell your notes in a timely manner, if at all. The notes will constitute a new issue of securities, and such securities will have no established trading market. We do not intend to list the notes on any national securities exchange or to seek the admission of the notes for quotation and trading in the Nasdaq National Market System. Although certain broker/dealers may determine to make a market in the notes, we do not anticipate that this will occur or that a secondary market will develop at any point during the term of the notes. You will not be able to require us to redeem your notes and you may not be able to liquidate your investment in the notes in the event of an emergency or for any other reason. Moreover, you may not be able to use the notes as collateral for loans. Accordingly, you should not purchase the notes if you have any need for liquidity in your investment.


     IF WE DEFAULT UNDER THE NOTES OR THE INDENTURE, THE TRUSTEE WILL BE PAID ALL AMOUNTS OWED THE TRUSTEE BEFORE ANY PAYMENTS ARE MADE TO HOLDERS OF NOTES



     Under the terms of the Indenture, the Trustee is granted a lien on the property which serves as collateral for the notes. The Trustee's lien is superior to that securing the notes and secures the payment to the Trustee of the amounts due to it under the terms of Indenture, including any amounts we owe to the Trustee pursuant to indemnification provisions within the Indenture. In the case of a default, the Trustee's lien will entitle it to be paid any sums owed the Trustee before you receive any payments.

     BECAUSE THE RATE OF INTEREST ON THE NOTES EXCEEDS THE RATE OF INTEREST THAT WE CAN EARN ON THE INVESTMENTS PERMITTED UNDER THE TERMS OF THE INDENTURE, FAILURE TO MAKE PROMPT USE OF OUR PROCEEDS TO PURCHASE AND LEASE VEHICLES MAY REDUCE OUR ABILITY TO REPAY THE NOTES

     We expect to purchase or acquire lease contracts as soon as practicable following the receipt of the net proceeds from the sale of notes. Until we use the proceeds for that purpose, we will hold them in an interest-bearing bank account or invest them in money market mutual funds that invest in U.S. government obligations. If unforeseen delays occur in the purchase of vehicles and creation of lease contracts, our overall profitability and ability to repay the notes could be reduced because the yields of the short-term investment alternatives for such funds are expected to be substantially less than the yields we anticipate receiving from the lease contracts and less than the cost of such funds, i.e., the interest rate payable on the notes. We have made no provision in this offering for cessation or suspension of the selling effort if we experience a delay in the utilization of investor funds to purchase vehicles and create new leases.

     CERTAIN LEGAL MATTERS RELATING TO THE CONTRACTS


     Some creditors may have rights with respect to individual leased vehicles which will limit the value of such vehicles as collateral or as a source of repayment funds. Statutory liens for repairs, unpaid storage charges or unpaid taxes may have priority even over a perfected security interest in a vehicle, and certain state and federal laws permit the confiscation of motor vehicles used in unlawful activity. Liens for repairs or taxes, or the confiscation of a vehicle, could arise or occur at any time during the term of a lease contract and may result in the loss or impairment of the Trustee's perfected security interest in a motor vehicle. We may not be given any notice in the event such a lien arises or confiscation occurs.


     Transition Leasing may find it difficult to collect fully from lease customers who declare bankruptcy or who have insufficient assets to pay the amount owed to us and Transition Leasing's failure to do so will diminish our profitability and our ability to repay the notes. Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay our ability to repossess, resell or re-lease vehicles or enforce a claim for damages. In addition, we may determine that a damage claim is not an appropriate or economically viable remedy, or we may settle at a discount any judgment that we do obtain. In the event we do not obtain deficiency judgments, and deficiencies are not satisfied or are satisfied at a discount or discharged, in whole or in part, the loss will be borne by us and could adversely affect our ability to repay the notes.

     Federal and state consumer protection laws may limit our ability to enforce the leases generated by Transition Leasing. Numerous federal and state consumer protection laws impose requirements upon the origination, form, and collection of automobile lease contracts. State laws impose finance charge ceilings and other restrictions on consumer transactions and may require certain contact disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lessors who fail to comply with their provisions. A risk exists that this liability could affect our ability, as lessor under certain of the lease contracts and as an assignee of certain lease contracts, to enforce the lease contracts. In addition, certain of these laws make an assignee of such a contract liable to the lease customer for any violation by the assignor. Accordingly, as a holder of the lease contracts, we could be subject to liability to a lease customer under one or more of the lease contracts. Transition Leasing will warrant to us that consumer protection laws have not been violated and if a lease customer has a claim or defense under such laws that materially and adversely affects our interest in a lease contract, Transition Leasing will be obligated to repurchase the lease contract.

     TRANSITION LEASING MAY NOT BE FINANCIALLY ABLE TO PERFORM ITS OBLIGATION, UNDER SOME CIRCUMSTANCES, TO REPURCHASE VEHICLES FROM US THAT ARE THE SUBJECT OF A LEASE DEFAULT

     Transition Leasing has agreed to repurchase from us any vehicle which is the subject of a lease contract in default if the vehicle has not been re-leased or wholesaled within two months following the default, provided that we may from time to time retain certain vehicles for periods in excess of two months without re-leasing, wholesaling or reselling the vehicles to Transition Leasing in order to avoid any significant adverse impact resulting from seasonal variances in the vehicle wholesale market. Transition Leasing has limited financial resources and there is a risk that Transition Leasing may from time to time not have funds available to repurchase vehicles from us in accordance with its obligation.

     TORT CLAIMANTS AGAINST OUR LEASE CUSTOMERS MAY SEEK RECOVERY FROM US AS THE OWNER OF THE LEASED VEHICLE

     Under the laws of certain states, we could suffer vicarious tort liability as the owner of a vehicle involved in an accident or otherwise causing personal injury or property damage. We will attempt to mitigate this potential liability by requiring that all lease customers carry liability insurance in specified minimum amounts naming us as additional insured and loss payee. In addition, we will maintain contingent and excess automobile liability policies to protect our interest in the event that a lease customer's required insurance is not available or is inadequate in any given case. If we were not adequately protected by insurance, substantial judgment liabilities against us could reduce and even eliminate our ability to repay the notes.

     CONFLICTS OF INTEREST MAY REDUCE OUR PROFITABILITY AND ABILITY TO REPAY THE NOTES


     We are subject to inherent conflicts of interest related to the sale by Transition Leasing of vehicles and vehicle leases to us and other Transition Leasing subsidiaries. We are the fourth single-purpose vehicle leasing subsidiary formed by Transition Leasing. Prior to forming our company, Transition Leasing organized Transition Auto Finance, Transition Auto Finance II and Transition Auto Finance III. As in our case, each of the first three vehicle leasing subsidiaries formed by Transition Leasing has relied upon Transition Leasing to originate customer vehicle leases, which leases and vehicles underlying such leases the subsidiaries in turn purchased from Transition Leasing immediately following origination. Transition Auto Finance has redeemed all of its issued notes and no longer conducts business. Transition Auto Finance II continues in operation, but has already fully invested the proceeds of its offering of notes and is no longer acquiring new vehicle lease contracts. ___ Transition Auto Finance III continues in operation, but has already fully invested the proceeds of its offering of notes and is no longer engaged in the business of acquiring vehicle leases other than with and to the extent of any proceeds it receives from repossession of its leased vehicles or prepayments of its lease contracts. To the extent we are in the process of buying vehicles and entering into leases at the same time Transition Auto Finance III is engaging in that same activity, we would be competing against Transition Auto Finance III for leasing customers and vehicles originated by Transition Leasing. Because we would be competing against Transition Auto Finance III only when and to the extent Transition Auto Finance III holds proceeds from repossession of its leased vehicles or prepayments of its lease contracts, the amount of which proceeds is not anticipated to be significant relative to the amount of the proceeds from our offering of notes, we do not anticipate that competition with Transition Auto Finance III will materially impact our ability to utilize the proceeds from the offering of notes.


     We anticipate having a conflict of interest with respect to the decisions as to which lease customers and lease contracts originated by Transition Leasing are to be acquired by us or by parties other than us, including Transition Leasing and affiliates, which may include Transition Auto Finance III or future subsidiaries. To minimize these conflicts, Transition Leasing has committed that all vehicle lease contracts purchased or originated by Transition Leasing that satisfy our contract criteria will be made available to us, to the extent that we have funds available for such purchases, subject only to the right of Transition Auto Finance III to acquire vehicle lease contracts and vehicles with proceeds from repossession of its leased vehicles or prepayments of its lease contracts, and the right of Transition Leasing to sell certain leases it originates to Credit Union of Texas (formerly Dallas Teachers Credit Union) as described in the next sentence. Transition Leasing has entered into a Leasing Services Agreement with Credit Union of Texas which generally provides that, at the parties' mutual discretion, Credit Union of Texas may purchase from Transition Leasing vehicle lease contracts originated by Transition Leasing with customers that are Credit Union of Texas members or qualify for Credit Union of Texas membership. Transition Leasing does not anticipate selling a material amount of its originated leases to Credit Union of Texas, unless we do not have sufficient cash available at such time to purchase such leases from Transition Leasing. Accordingly, we will not be competing with Credit Union of Texas for leasing opportunities from Transition Leasing. Transition Leasing has advised us that it probably will continue to form and obtain financing for additional new subsidiaries to engage in the vehicle leasing business in the future.

     Our principal executive officer is also the principal executive officer of Transition Leasing and certain of its other subsidiaries and is subject to certain related conflicts of interest. Ken Lowe, our President, Chief Financial Officer and sole director, is also the President and sole director of each of Transition Leasing, Transition Auto Finance II, and Transition Auto Finance III. There are real and on-going conflicts of interest between us and one or more of these entities. There are and will be conflicts of interest with respect to allocation of management time, services, overhead expenses and functions. Management of Transition Leasing intends to resolve any such conflicts in a manner that is fair and equitable to us. You could be subject to the risk that any particular conflict might be resolved in a manner that adversely affects you and the other noteholders.

     We have inherent conflicts of interest with respect to certain fees paid to our parent corporation, Transition Leasing.

     We will pay certain fees to Transition Leasing including:

     o a marketing fee equal to 57.5% of the customer's down payment with respect to each lease contract;

     o    a purchase administration fee and a document fee totaling $150;

     o in the case of new lease contracts following the repossession of a leased vehicle, a releasing fee;

     o a monthly lease contract servicing fee of $35 for each lease contract that has not been assigned for repossession; and

     o a reimbursement amount equal to Transition Leasing's out-of-pocket expenses in connection with the repossession, repair, remarketing and resale of a leased vehicle.

There has been no independent determination of the fairness and reasonableness of the terms of these transactions nor have such terms been negotiated at arms' length. We believe, however, that the fees to be paid to Transition Leasing, including the marketing fee, are reasonable based on comparable fees paid to other lease brokers (or facilitators) in automobile leasing transactions involving customers with sub-prime credit ratings.

     SALE OF ONLY A SMALL AMOUNT OF NOTES MAY INCREASE THE POTENTIAL ADVERSE EFFECT OF AN INDIVIDUAL LEASE DEFAULT AND, BECAUSE A PORTION OF OUR EXPENSES ARE FIXED, MAY OTHERWISE REDUCE OUR ABILITY TO GENERATE THE FUNDS NECESSARY TO REPAY THE NOTES


     In the event that we sell only a small amount of notes in excess of the minimum offering amount, the performance of individual lease contracts in the pool securing the notes will have a greater effect on our ability to pay the notes than if a larger amount of the notes are sold. We estimate that the performance of any individual lease contract will cease to be material to the financial performance of our lease portfolio as a whole once we have sold an aggregate of $1.0 million of notes and fully invested the net proceeds from such sale to purchase approximately 40 vehicles and lease contracts. In addition, although most of our expenses will generally vary with the amount of lease contracts or notes, relatively small amounts of fixed fees and expenses payable to the Trustee and for on-going banking, accounting and legal services may not vary in proportion with the amount of lease contracts and may be relatively higher if only a small portion of the notes is sold. If the fixed expenses are higher than expected or if we are unable to acquire the number of lease contracts on the proposed terms projected herein, our ability to repay a small amount of notes may be materially adversely affected.


                                 CAPITALIZATION


     The following table sets forth our capitalization as of April 1, 2002, and as adjusted to reflect the sale of the minimum amount of notes offered hereby.


                                                                                    AS OF APRIL 1, 2002
                                                                         ---------------------------------------------
                                                                                         AS ADJUSTED      AS ADJUSTED
                                                                                           MINIMUM          MAXIMUM
                                                                             ACTUAL        OFFERING         OFFERING
                                                                         -------------   -------------   -------------
LIABILITIES

  9.0% Secured Redeemable Promissory Notes ...........................                   $     250,000   $  10,000,000

SHAREHOLDERS' EQUITY
  Common Stock, $0.10 par value, authorized 1,000 shares,
     issued and outstanding ..........................................   $         100   $         100   $         100

Paid-In Capital ......................................................             900             900             900

Retained Earnings ....................................................               0

          TOTAL SHAREHOLDERS' EQUITY .................................           1,000           1,000           1,000

          TOTAL LIABILITIES AND SHAREHOLDER EQUITY ...................           1,000         251,000   $  10,001,000


     The expenses we have incurred as a result of this offering will be capitalized and amortized over the lives of the notes. The offering expense to be amortized annually will vary according to the amount and timing of the funding of the Notes. Other organizational expenses will be expensed as incurred.

     Our capitalization reflects our asset-backed security structure. Our only significant assets will be the vehicles, the lease contracts with our lease customers, the net proceeds of this offering, the net operating proceeds (revenues from lease contracts and sale of leased vehicles less debt service and allowed expenses), proceeds realized from reinvestment of such net proceeds and excess collection proceeds. The costs of ongoing operations will be borne by Transition Leasing and will be reimbursed to Transition Leasing through payment of monthly servicing and administration fees.

                                 USE OF PROCEEDS

     We will use at least 90% of the gross proceeds from the sale of our notes for the purchase of vehicles and the leasing of such vehicles to our customers. We will use 10% of the gross proceeds as follows:

     o we will pay to the Underwriter sales commissions of 6% of the principal amount of the notes sold by such Underwriter;

     o we will reimburse the Underwriter for certain expenses incurred in connection with its due diligence activities with regard to the offering in an amount not to exceed 2.0% of the aggregate principal amount of the notes sold; and


     o we will use up to 2.0% of the gross proceeds from the sale of the notes to pay offering and organization expenses, including filing and registration fees, legal fees of our counsel, accounting fees, Trustee's fees, escrow agent's fees, "blue sky" expenses and printing expenses. These expenses have been or will be paid by Transition Leasing, and we will reimburse Transition Leasing an amount not to exceed such 2.0%. Transition Leasing has agreed to pay expenses of the offering in excess of 2.0% of the gross proceeds from the sale of the notes.


     We will maintain the proceeds of this offering in our operating account until they have been fully used to acquire vehicles or lease contracts. Under the terms of the Indenture, we may invest all of our deposits in specified types of deposits or securities -- the same type of deposits or securities as the Trustee may utilize for funds that are in the sinking fund account.

     Our use of the proceeds of this offering is set forth in the table-following this paragraph and in the pie charts below the table. In calculating the amount of commissions to be paid to the underwriters of our offering, the table assumes that we will pay to the underwriters the maximum amount of due diligence reimbursement permitted under the terms of the underwriting agreement.


                                                                                 MINIMUM           MAXIMUM
                                                                                ($250,000)      ($10,000,000)
Offering and Organizational Expenses ......................................   $        5,000   $      200,000
Broker/Dealer Commissions .................................................           20,000          800,000
Purchase of Contracts and Leased Vehicles .................................          225,000        9,000,000
      Total ...............................................................          250,000       10,000,000


We will pay the offering and organizational expenses to our parent, Transition Leasing, as reimbursement for a portion of such expenses it has paid on our behalf.

                               MINIMUM - $250,000

                                  [PIE CHART]




                              MAXIMUM - $10,000,000

                                   [PIE CHART]



     The subscription escrow will terminate upon the receipt of subscriptions in the aggregate amount of $250,000 and, upon such termination, we will receive that portion of the proceeds to be used for the purchase of vehicles for lease (estimated in the above table to be $225,000). We will attempt, and anticipate being able, to use the aggregate amount of such proceeds within 60 days of the termination of the escrow and the release of the escrowed funds to us.

                            DESCRIPTION OF THE NOTES

     The notes will be issued pursuant to an Indenture between ourselves and Trust Management, Inc., who will serve as Trustee. Transition Leasing is a party to the Indenture for the purpose of making certain agreements and representations regarding the purchasing and servicing of the lease contracts with the Trustee for the benefit of noteholders. The Indenture is qualified under the Trust Indenture Act of 1939. An example of the notes and a copy of the Indenture in the form we propose to execute with the Trustee are included as exhibits to the Registration Statement we have filed in connection with this offering. You should review the example of the notes before deciding to subscribe in this offering.

     Our Indenture is typical of most indentures -- it is an agreement between ourselves, Transition Leasing and the Trustee, pursuant to which the Trustee is appointed as the agent of the noteholders. The Indenture governs the notes, imposes the noteholder's lien on our assets, and specifies certain obligations and rights that bind us or accrue to our benefit or, similarly, bind you or the Trustee or accrue to your or the Trustee's benefit. The Indenture's terms are incorporated by reference into the notes -- this means that the obligations imposed, and the rights conferred, by the Indenture, even though not set forth within your note, still apply to both the note and the relationship among ourselves, the Trustee and you. The Indenture, in turn, includes obligations and rights which are incorporated by reference from the Trust Indenture Act. We encourage to you to review both the Indenture and the Trust Indenture Act.

     The following summaries of certain provisions of the notes and the Indenture do not purport to be complete and are subject to the full provisions of the notes and the Indenture.


GENERAL

 Interest Rate                      9.0% per annum


 Maturity Date                      April 1, 2007 (the fifth anniversary of the
                                    date of this prospectus)


 Aggregate Principal Amount         Up to $10,000,000

 Recourse While the notes are our general obligations and you will have recourse against our assets, substantially all of our assets will be the lease contracts, the vehicles and the revenues derived from them. You will have no contractual recourse against Transition Leasing for payment of the notes.

 Rating We have not sought, and are not required by the Indenture or any other document to obtain, a rating of the notes by a rating agency.

 Paying Agent and Registrar         The Trustee will initially act as the paying
                                    agent and registrar. As paying agent, the Trustee will disburse the funds that we submit for payment of the notes. As registrar, the Trustee will maintain the ledger records reflecting ownership of the notes. We have the right to appoint some other person or firm as paying agent or registrar.

ISSUANCE OF NOTES; TRANSFERS

 Denominations                      Integral multiples of $1,000

 Minimum Subscription Amount        You must subscribe for a minimum of $5,000
                                    unless you are going to acquire the notes for your individual retirement account, in which case you may invest as little as $2,000.

 Transfer We may require you to reimburse us for any out-of-pocket costs we incur with respect to your transfer or exchange of a note.

INTEREST PAYMENTS

 Interest Commencement Date         Interest will accrue on each note from the
                                    date that it is issued (each note will be deemed issued on the third business day after your subscription payment is received).

 Payments Interest payments will be due and payable monthly on the 15th day of the month following the end of each successive calendar month (for the interest accruing during the prior month) and upon the maturity date.

 First Interest Payment             The first interest payment will be due and
                                    payable on the 15th day of the month
                                    following the first full calendar month
                                    after your note is issued. If your
                                    subscription payment is received during the last three business days of any month, your note will be deemed issued in the first three days of the succeeding month and your first interest payment will be payable at least 74 and possibly as much as 80 days after your payment is received.

 Default Interest Rate              Any installment of interest that is not paid
                                    when due will accrue interest at the lesser of

                                    o 18% per annum; or

                                    o the highest lawful rate of interest from
                                      the date due to the date of payment, but only to the extent payment of such interest is lawful and enforceable.

 Effective Interest Rate            The effective interest rate of the notes
                                    will be lower than the stated interest rate because each payment of interest will be paid 15 days after the month over which it accrued.

 Payment Source                     The paying agent will make monthly interest
                                    payments out of funds in the sinking fund account. Before each interest payment date occurring prior to the sinking fund trigger date, we will transfer to the sinking fund account from our operating account an amount that, together with any funds in the sinking fund account, is sufficient to pay the accrued interest due on such payment date.
                                    Such transfer must be made before we apply any remaining funds in the operating account to any other purpose. Interest payments will be in the form of checks drawn on the sinking fund account.

 Record Dates                       Interest payments prior to the maturity date
                                    will be mailed by the paying agent to the registered holder of a given note as of the close of business on the first day of the month of the payment. Payments will be sent to the holders to the addresses shown for the holders in the note register maintained by the registrar.

PRINCIPAL PAYMENTS


 Mandatory Principal Payments       The principal amount then outstanding on
                                    each note, plus all accrued but unpaid
                                    interest, will be due and payable on the maturity date, April 1, 2007. The final payment of principal and interest on each note will be made only upon presentation and surrender of such note at the office of the Trustee or the paying agent. Prior to the maturity date, we are not required to make any principal payments.

 Payment Source                     Any amounts paid on the maturity date will
                                    be paid from the funds accumulated in the sinking fund account. We believe that there will be sufficient funds in the sinking fund account to repay all principal and interest then outstanding on the loans, but this will be a function of a number of factors, including the existence of outstanding leases that run into periods after the maturity date of the notes. If the funds in the sinking fund account are not sufficient, we anticipate being able to generate funds from the sale of our vehicles and lease contracts or from using our vehicles and the lease contracts as collateral for a loan from an institutional lender. We have no arrangements at this time for any such sale or loan and our ability to generate funds from such sources will be subject to a number of factors, many of which may be completely beyond our control.


 Sinking Fund Trigger Date          The sinking fund trigger date will be the
                                    earlier date of April 1, 2005 (the third anniversary of the date of this prospectus) or the date we deliver a contract unavailability notice to the Trustee. Under the Indenture, we may, at our discretion, deliver to the Trustee a contract unavailability notice if we are unable, for any reason outside of our control, to purchase additional leased vehicles and vehicle lease contracts that conform to our purchasing criteria set forth in our Master
                                    Purchasing Agreement with Transition
                                    Leasing.


 Sinking Fund Account               On the sinking fund trigger date, we will
                                    deposit in the sinking fund account any
                                    remaining net proceeds from the sale of the notes that have not been used as of the sinking fund trigger date for the purchase of vehicles and creation of lease contracts.
                                    From and after the sinking fund trigger
                                    date, all of the funds in our operating
                                    account, less expenses that are allowed
                                    expenses under the Indenture, will be
                                    transferred on at least a monthly basis to the sinking fund account. While a default continues or remains uncured, we must transfer all funds in our operating account, less any amounts owing to the Trustee, to the sinking fund account, and the Trustee will have the right to cause such transfer.
                                    The funds which accumulate in the sinking fund account, after payment of the Trustee's expenses, may be used only for payment of the notes.

REDEMPTION

 Timing of Redemptions              The amount and timing of any redemption will
                                    be at our sole discretion. On any interest payment date after the sinking fund trigger date, we may redeem one or more of the notes, in whole or in part, in accordance with the Indenture. To the extent that funds in the sinking fund account exceed the aggregate amount of interest payable on the notes on the next monthly payment date, we may use funds in the sinking fund account to redeem all or any portion of the notes. Any redemption will have an effect analogous to a principal payment.

 Redemption Price                   The redemption price of any given note will
                                    be equal to 100% of the outstanding
                                    principal amount of such note, plus interest to the date of redemption, without any premium or penalty.

 Partial Redemption                 If less than all of the notes are to be
                                    redeemed, the Trustee shall select the notes to be redeemed by lot or other method selected by the Trustee. If any note is to be redeemed in part only, a new note in principal amount equal to the unredeemed portion of the original note will be issued upon cancellation of the original note.

 Notice At least 10 days but not more than 60 days prior to any redemption of your note, we will deliver to you a notice by first class mail, postage prepaid, setting forth:

                                    o the redemption date;

                                    o the portion of the principal amount of
                                      your note to be redeemed;

                                    o the redemption price;

                                    o the name and address of the paying agent;

                                    o the requirement that the notes be
                                      delivered to the paying agent; and

                                    o that interest on the notes ceases to
                                      accrue on and after the redemption date.

 Payment Source                     Before the sinking fund trigger date, we
                                    will utilize funds generated by our
                                    operations to pay any redemption amounts.
                                    From and after the sinking fund trigger
                                    date, we will utilize funds in the sinking fund account to pay any redemption amounts.

DEFAULT

  Sinking Fund Account              If we lapse into default regarding our
                                    obligations under the Indenture and for so long as such default continues or remains uncured, all funds in the operating account, less any amounts owing to the Trustee, must be transferred on the business day immediately preceding each payment date to the sinking fund account, and the Trustee will have the right to cause such transfer.
                                    In addition, during the continuance of a default, the Trustee will have all of its other rights and remedies available for collection of the proceeds on the lease contracts for purposes of obtaining sufficient funds to satisfy the notes.

                          COLLATERAL FOR THE NOTES
GENERAL

     To collateralize the notes, the Indenture grants to the Trustee a security interest in or lien upon all of our assets, including without limitation, all of our right, title and interest in:

     o    the vehicles;

     o the lease contracts, and all payments and instruments received with respect thereto;

     o    the Servicing Agreement and the Master Purchasing Agreement;

     o    our operating account and all funds and investments therein;

     o    our master collections account and all funds and investments therein;

     o    the sinking fund account and all funds and investments therein;

     o all repossessed or returned vehicles (including vehicles returned upon termination of lease contracts); and

     o all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

     Pursuant to the Indenture, the Trustee has been granted a lien senior to the lien of the Indenture in order to collateralize payment of its fees and expenses as Trustee under the Indenture, except that the Trustee's lien does not attach to money held in the sinking fund account for repayment of principal and interest on the notes.

THE CONTRACTS

     Each of the contracts is or will be a vehicle lease contract that is acquired in a transaction originated by Transition Leasing. Each lease contract will lease a new vehicle or a late model vehicle that is not more than four model years old at the time of lease (including passenger cars, minivans, sport utility vehicles, light trucks and motorcycles). The form of lease used by Transition Leasing in originating vehicle leases is typical for the consumer vehicle industry and complies with the legal requirements of Regulation M.

     We will purchase vehicles for lease using the net proceeds from the sale of notes until the sinking fund trigger date. So long as we are not in default under the Indenture, we may use any net collection proceeds from the lease contracts, after deduction for payments of interest and allowed expenses, to purchase vehicles and lease them. To minimize conflicts of interest among potential buyers with respect to lease contracts originated by Transition Leasing, Transition Leasing has determined that we will acquire any lease contracts that satisfy our contract criteria to the extent that we have available the funds necessary for such purchases, subject only to the right of Transition Auto Finance III to acquire vehicles with proceeds from repossession of its leased vehicles or prepayment of its lease contracts and the right of Transition Leasing to sell certain lease contracts to Credit Union of Texas under the Credit Union of Texas Leasing Services Agreement.

     We will take the following steps to assure the priority and perfection of the Trustee's security interest in each lease contract and vehicle:

     o we will deliver each lease contract we acquire to the Trustee and label it with a notice indicating the Trustee's security interest;

     o we will file a UCC financing statement listing such lease contract, and also covering the proceeds therefrom, in the appropriate public office; and

     o we will have each vehicle's certificate of title issued to reflect us as the owner and the Trustee as the first lienholder.

     Together with the Trustee, we may appoint a financial institution to retain possession of the lease contracts and related title documents as custodian and bailee for the Trustee and us.

     To date, Transition Leasing has done business only in Texas and Louisiana, but may in the future expand its operations to other states. Transition Leasing formed a limited liability company subsidiary for the purpose of executing vehicle leases with Louisiana customers. Transition Leasing has phased out its business operations in Louisiana and does not intend to originate any leases in that state that would be acquired by us. Initially we will conduct our vehicle leasing business solely with customers within the state of Texas, however we may in the future expand the geographic scope of our leasing operations to other states. We may form additional subsidiaries to do business in other states as Transition Leasing expands its operations, depending upon the legal requirements of doing business in those states.

THE SINKING FUND ACCOUNT

     We have established, in the name of the Trustee, a trust account at Texas Community Bank which we refer to in this prospectus as the sinking fund account. Except as described in the next paragraph, all payments of interest or principal on the notes will be made from funds in the sinking fund account.

     Funds in the sinking fund account will not be commingled with any other of our monies or the monies of Transition Leasing. All monies deposited from time to time in the sinking fund account will be held for the benefit of the Trustee as part of the collateral for the notes. Payments with respect to the notes that are to be made from the sinking fund account will be made on our behalf by the Trustee or a paying agent, and no funds in the sinking fund account will be paid over to us or Transition Leasing. The funds in the sinking fund account will be employed by the Trustee or the paying agent to pay interest on the notes on each payment date and to effect redemptions of the notes, in our discretion, on any payment date after the sinking fund trigger date.

     In the absence of a continuing event of default under the Indenture, we will have investment control of the funds in the sinking fund account. During the continuance of an event of default, the Trustee will have such investment control. In both cases, such investment control is limited to investments which are within the restrictions established in the Indenture.

     Prior to the sinking fund trigger date, all funds designated for payment of interest due with respect to the notes will be deposited in the sinking fund account. After the sinking fund trigger date, all net collection proceeds (including all portions thereof treated for tax or financial accounting purposes as principal or interest) from the lease contracts, following deduction of allowed expenses (including fees payable to Transition Leasing), will no longer be available to us for the purchase of additional lease contracts and will be deposited into and held, along with the income earned thereon, by the Trustee in the sinking fund account for repayment of the notes. With the exception of payments required to pay interest due and payable with respect to the notes, no schedule of minimum required payments into the sinking fund account will exist.

DEFICIENCY IN THE SINKING FUND ACCOUNT


     It is possible that the funds in the sinking fund account may be insufficient to pay all principal and interest outstanding on the notes on the maturity date. Such a deficiency could result from, among other things, us carrying a material amount of leases with terms extending significantly beyond the maturity date. We are permitted to purchase vehicles for lease using the net proceeds from the sale of notes, or the net proceeds from early lease terminations or repossessions, until the sinking fund trigger date, which date could occur as late as April 1, 2005. Our vehicle leases are typically for 36 month terms but may have terms as long as 48 months. Therefore, a 48 month lease entered into on the sinking fund trigger date could remain outstanding as late as April 1, 2009, a date significantly later than the April 1, 2007 maturity date of the notes. Under no circumstances will a lease generated before the sinking fund trigger date be less than 24 months seasoned as of as of the maturity date of the notes. The sinking fund account is funded with the net collection proceeds from the lease contracts, and from the proceeds from vehicle dispositions after lease terminations or expirations, from the sinking fund trigger date to the maturity date and any income earned on such proceeds while they are in the sinking fund account. To the extent there are leases that remain outstanding after the note maturity date, a significant portion of the cash flow related to such leases, and the proceeds from the disposition of the vehicle, may not yet have been received by us to fund the sinking fund account on or before the maturity of the notes. This could cause the funds in the sinking fund account to be insufficient to pay all principal and interest outstanding on the notes on the maturity date.


     To the extent there are insufficient funds in the sinking fund account to pay all principal and interest outstanding on the notes on the maturity date and we have lease contracts that remain in effect after the note maturity date, we anticipate being able to refinance or sell these remaining lease contracts and the vehicles underlying such lease contracts and using the proceeds of any such refinancing or sale to repay any principal and interest then outstanding under the notes. However, there can be no assurance, in such event, that we will be able to refinance the notes or sell lease contracts and vehicles for proceeds sufficient to retire the notes. There is a substantial risk that no such refinancing or sale can be consummated and that the proceeds from any such refinancing or sale will be insufficient to repay the principal and interest then outstanding.

THE CONTRACT PROCEEDS, MASTER COLLECTIONS ACCOUNT AND OPERATING ACCOUNT

     We have established the master collections account, initially at Texas Community Bank, where all remittance checks, drafts and other instruments for the contracts will be deposited for collection by the financial institution as our agent. All payments made on or with respect to the lease contracts (including all portions thereof deemed to be principal or interest for tax or financial accounting purposes) will be deposited in the master collections account using code numbers assigned to individual lease contracts and separate entities to ensure proper tracing of payments. We have established the operating account, a commercial bank account we maintain for use in holding our proceeds and in paying our expenditures. Prior to the sinking fund trigger date, all funds in the master collection account will be transferred to our operating account. We may invest any funds in the operating account in investments deemed suitable under the Indenture. We intend to invest such funds daily.

     Transition Leasing, as a party to the Indenture, has acknowledged that:

     o any collections or other proceeds from the lease contracts in our master collections account and operating account are our property;

     o any such collections or other proceeds from the lease contracts in Transition Leasing's possession or control are held by Transition Leasing pursuant to the Indenture as our custodian and bailee and the custodian and bailee of the Trustee; and

     o any such collections or other proceeds are subject to the security interest of the Trustee.

     Any funds in our master collections account and operating account will be subject to the Trustee's lien and will collateralize payment of the notes. So long as the notes have not been declared due and payable as a result of an event of default and subject to the receipt by the Trustee of any required certificates, we will have the right to cause the funds contained in the operating account to be withdrawn or applied for the following purposes in the following priority:

     o first, through a direct transfer to the sinking fund account, for the payment of any interest due on the outstanding notes on each payment date;

     o    second, for any amounts due the Trustee for its fees and expenses;

     o third, except during an event of default, for the payment of any such other allowed expenses incurred by us or on our behalf as we certify to the Trustee;

     o fourth, after the sinking fund trigger date or during an event of default, for deposit to the sinking fund account for payment of the notes; and

     o fifth, prior to the sinking fund trigger date, except during an event of default, for the purchase of such additional lease contracts, as we and Transition Leasing certify to the Trustee as being eligible under the lease contract criteria specified in the Indenture.

     The lease contract proceeds must be sufficient to satisfy fully any application having higher priority before they may be applied to a use having a lower priority. To the extent collected funds are not needed to fund the payment on the notes, the purchase of additional lease contracts, or the payment of allowed expenses, such funds will generally remain in our operating account.

     We and Transition Leasing will provide quarterly reports to the Trustee certifying to the Trustee the purchasing and servicing activities that have occurred in relation to the lease contracts, the amounts of allowed expenses paid from the operating account and the fact that all payments from the operating account conform with the Indenture and providing a reconciliation of deposits and withdrawals from the operating account.

     On or before the business day immediately preceding each payment date, we will cause to be transferred directly from the operating account to the sinking fund account an amount that, together with any funds in the sinking fund account, is sufficient to make all interest payments on the notes outstanding on such payment date.

     "Allowed expenses" will be limited to:

     o    the expenses and fees of the Trustee under the Indenture;

     o fees charged by Transition Leasing under the Servicing Agreement (including the servicing fee and purchase administration fee) and under the Master Purchasing Agreement;

     o    title transfer fees;

     o federal, state and local taxes (including corporate franchise taxes but excluding federal, state and local income taxes for which Transition Leasing is responsible under a tax sharing agreement);

     o    legal and accounting fees;

     o printing expenses for reports, compliance certificates and opinions required by the Indenture;

     o    premiums for vehicle residual value insurance;

     o    charges for vehicle warranty service contracts;

     o bank service charges and account fees, including a share of such charges and fees, if any, incurred by Transition Leasing for the master collections account; and

     o expenses of repossessing, repairing, remarketing and liquidating the vehicles (as to each vehicle, not to exceed the liquidation proceeds from the vehicle and any insurance proceeds applied to vehicle repairs or required to be refunded to Lessees).

     Transition Leasing will pay all other general administrative and overhead expenses incurred by us. The following table summarizes our estimates of the anticipated allowed expenses:

                      SUMMARY OF ESTIMATED ALLOWED EXPENSES

ALLOWED EXPENSES                                ESTIMATED AMOUNT
----------------                                ----------------
Servicing Fees
  Contract Servicing Fee (paid to Transition
     Leasing).............................      $35 per month per lease contract

  Purchase Administration Fee (paid to
     Transition Leasing)..................      $100 per lease contract purchased

License and Title Transfer Fee............      $86.80 per lease contract

State Inspection Fee......................      $19.75 per lease contract

Documentary Fee (paid to Transition Leasing)    $50.00 per lease contract

Marketing Fee (paid to Transition Leasing)      57.5% of customer down payment

Trustee Fees
  Acceptance Fee..........................      $12,000

  Annual Administration...................      $15,000

  Note Payments and Registrar Services....      $5 per year per note

  Interest Checks.........................      $1.00 each

  Collateral Custodial Services...........      $5 per year per lease contract plus $2.50 per
                                                 acceptance or release of lease contract
Bank Fees
  Master Collections Account..............      $300 to $500 (varies with volume)

  Operating Account.......................      $2,000 per year (varies with number of
                                                 transactions)

  Subscription Escrow Account.............      $1,000 per year

Legal Expenses
  Annual Attorneys' Opinion to Trustee....      $2,500

Accounting Expenses

  Annual Audit............................      $15,000

  Annual Tax Return.......................      $1,750

  Printing and Mailing....................      $3,000

Insurance Premiums
  Residual Value Insurance................      $500 per year, plus 1.68% of the residual value
                                                of each leased vehicle (with $100 deductible for
                                                leased vehicles)

  Contingent Liability and Physical.......      $2.00 per leased vehicle per month

Total Annual Servicing, Trustee, Bank, Legal,
  Accounting and Insurance Fees and Premiums
  Estimated to average (i) $559,300
  (or $362 per lease contract) if the
  maximum amount of notes is

                                                sold, or (ii) $38,771 or ($775 per outstanding
                                                lease contract) if the minimum amount of notes
                                                is sold

Repossession, (Remarketing, Repair and Resale)
  (to reimburse Transition Leasing for such
  expenses)...............................      Estimated to average $100 to $400 for each
                                                repossessed leased vehicle, but limited to the
                                                related liquidation or insurance proceeds

Remarketing Expenses......................      $100 to $400 for each leased vehicle upon
                                                expiration of the lease, but limited to the
                                                related resale or insurance proceeds

Releasing Fee                                   (paid to Transition Leasing)
                                                57.5% of the down payment by the
                                                customer (Lessee) with respect to a
                                                new lease contract following
                                                 repossession

Federal Income Taxes......................      Varies with taxable income (maximum 35%)

Texas Corporate Franchise Taxes...........      Greater of 4.5% of taxable income or1/4of 1%
                                                of taxable capital

PERFECTION OF TRUSTEE'S SECURITY INTEREST IN THE COLLATERAL

     Set forth below is a description of how each of the types of property which serves as collateral for the notes is made subject to the Trustee's pledge or security interest in favor of the note holders under applicable state law.

     o Vehicles. The vehicles will be automobiles, trucks or motorcycles subject to the state law in which such vehicle has been leased. Generally, state laws require that liens on vehicles be evidenced either on the title for such vehicles or by a filing under the Uniform Commercial Code in effect in such state. In Texas, for instance, evidence of the Trustee's security interests against such vehicles will be evidenced by notation on a certificate of title issued by the Texas Department of Public Safety.

     o Lease Contracts. The lease contracts will be leases of vehicles which we own. The Texas Uniform Commercial Code (the "UCC") defines such lease contracts as "chattel paper." The UCC provides that a security interest in chattel paper may be perfected by filing a financing statement, and further provides that a security interest in chattel paper may also be perfected by the collateralized party taking possession of the chattel paper. The Trustee will file a UCC-1 financing statement with respect to the lease contracts and will maintain actual possession of the lease contracts pursuant to the Indenture and the custodial agreement.

     o Servicing Agreement and Master Purchasing Agreement. The Servicing Agreement and Master Purchasing Agreement are contractual agreements and are considered "general intangibles" under the Texas UCC. Security interests in general intangibles are perfected by filing a financing statement. The Trustee will file a UCC-1 financing statement with respect to the Servicing Agreement and Master Purchasing Agreement.

     o Operating Account, the Master Collections Account and the Sinking Fund Account. The operating account, the master collections account and the sinking fund account are deposit accounts under the Texas UCC. Security interests in deposit accounts are perfected by the secured party obtaining "control" of the deposit accounts. A secured party obtains control by any of the following: the secured party is the bank with which the deposit account is maintained; the debtor, secured party and the depositary bank agree in writing that the depositary bank will comply with the secured party's directions regarding disposition of the funds in the account without further consent by the debtor; or the secured party becomes the named account holder with respect to the deposit account. The Trustee will enter into a written agreement with the depositary bank and us in which the depositary institution will agree to comply with the Trustee's directions regarding disposition of funds in the accounts. Security interests with respect to any investments within these accounts will be subject to applicable provisions of the UCC, depending upon the types of investments. At present, the depository bank is Texas Community Bank.

     o Repossessed or Returned Vehicles. The repossessed or returned vehicles will already be subject to the lien noted on the certificates of title or to a security interest as described in the first point above, and the Trustee shall have actual possession of such certificates of title.

     o Proceeds. The proceeds of the items above that are subject to perfection under the UCC are subject to the provisions of Section
          9.315 of the Texas UCC, and the Trustee's lien in such proceeds is perfected by perfection of the security interest underlying property as noted above, subject to Section 9.315 of the Texas UCC.

     Prepayments by lease customers on the lease contracts will be treated in the same manner as collection proceeds on the lease contracts. Consequently, such prepayments may be used to purchase additional lease contracts prior to the sinking fund trigger date and will not be passed through to noteholders as principal payments.

     The following chart illustrates the flow of lease contract proceeds from the lease customers through the master collections account and operating account to the applications thereof and the priority of the various applications of such proceeds.

             FLOW OF CONTRACT PROCEEDS AND PRIORITY OF APPLICATIONS

                                            MASTER
       CONTACT                            COLLECTIONS                           OPERATING                             GROSS
       LEASES          INSTALLMENTS         ACCOUNT            WEEKLY            ACCOUNT           MONTHLY           PROCEEDS
       -------         ------------       -----------          ------           ---------
                           *                                     *                                    *

     The gross proceeds in the final stage of the above flow chart are applied in the following order:

     o First, interest is paid by Trustee from transfers to the sinking fund account.

     o Second, trustee's fees and expenses are paid from the operating account.

     o Third, if we are not then in default under the Indenture, other allowed expenses are paid from the operating account.

     o    Fourth, if we are not then in default under the Indenture:

          (1) After the sinking fund trigger date, any remaining proceeds are deposited into the sinking fund account and held by Trustee for payment of notes.

          (2) Before the sinking fund trigger date, any remaining proceeds are used to purchase additional vehicles for lease.

                                   THE COMPANY

GENERAL

    Formation

     We were incorporated in the State of Texas on September 13, 2001 and we have no material properties or assets and no operating history. We are a subsidiary of Transition Leasing. Our principal offices are located at 8144 Walnut Hill Lane, #680, Dallas, Texas 75231 and our telephone number is (214) 360-9966.

     As of the date of this prospectus, Transition Leasing has three other special purpose subsidiaries -- Transition Auto Finance, Transition Auto Finance II, and Transition Auto Finance III. Like us, each of Transition Auto Finance, Transition Auto Finance II and Transition Auto Finance III was formed as a single purpose vehicle leasing subsidiary. Transition Leasing has structured its notes offerings using these four separate special purpose subsidiaries in order to insulate the investors in each of the subsidiary companies' respective notes offerings from the risk of loss related to any of the note issuances by the other subsidiaries. Transition Leasing believes that this insulation from common risk is an attractive feature to potential investors and makes it possible to market and sell notes at more favorable interest rates than would otherwise be possible. Transition Auto Finance sold all of its vehicles and lease contracts to Transition Auto Finance II and repaid its noteholders entirely, prior to the maturity of their notes and no longer conducts operations. Transition Auto Finance III continues in operation, but has already fully invested the proceeds of its offering of notes and is no longer engaged in the business of acquiring vehicle leases other than with and to the extent of any proceeds it receives from repossession of its leased vehicles or prepayments of its lease contracts. As in our case, each of the first three vehicle leasing subsidiaries formed by Transition Leasing relied upon Transition Leasing to originate customer vehicle leases, which leases and vehicles underlying such leases the subsidiaries in turn purchased from Transition Leasing immediately following origination. Each of Transition Auto Finance, Transition Auto Finance II, and Transition Auto Finance III has made all interest and principal payments in accordance with the terms of the notes they issued.

     The Business of the Company

     We were established for the sole purposes of:

     o purchasing vehicles from third party vehicle dealers and leasing them to customers pursuant to lease contracts;

     o    collecting and servicing the lease contracts;

     o obtaining capital through borrowings or through sale of debt or equity securities to acquire vehicles for lease and to invest in such lease contracts;

     o    remarketing the vehicles upon termination of their lease contracts;
          and

     o    all related business activities.

     While the notes remain outstanding, we will be prohibited from engaging in any business inconsistent with the purposes set forth above and from incurring any additional indebtedness other than allowed expenses and any other amounts incurred in the ordinary course of our business.


     Pursuant to the terms of the Purchasing Agreement and the Servicing Agreement, Transition Leasing will provide substantially all of the activities described above, other than raising capital. We have no employees as all of our administrative and operations activities are contractually provided to us by Transition Leasing. As of April 1, 2002, Transition Leasing had 12 employees, all of which were full-time employees.


     The funds necessary to purchase the lease contracts or vehicles will initially be provided from the sale of the notes offered hereby. Subject to the prior payment of interest as it becomes due upon the notes and payment of allowed expenses, the collection proceeds from the lease contracts will be used, until the sinking fund trigger date, and for so long as no event of default exists, to purchase or acquire additional lease contracts. Upon the payment in full of all principal and interest on the notes, the Trustee will release any remaining lease contracts and the titles to the vehicles to us, and the Indenture will terminate.

     The lease contracts will relate primarily to vehicles in the middle range of the new and late model automobile market, where consumer retail prices typically range from $15,000 to $30,000 and to new and late model Harley-Davidson motorcycles, with consumer retail prices averaging approximately $18,500. We expect that all of the lease contracts will be originated by Transition Leasing. Transition Leasing originates automobile lease contracts through new automobile franchise dealers, independent automobile dealers, independent leasing companies, automobile auctions, and other sources, including the internet site of its wholly-owned subsidiary, Verusauto.com. Transition Leasing anticipates that most motorcycle leases will be originated from sources other than Harley-Davidson dealers, such as independent dealers and other sellers located on the internet, and internally from Transition Leasing's own efforts. Transition Leasing seeks to lease vehicles to individuals who do not have access to other sources of consumer credit because they do not meet the credit standards imposed by automobile retailers or banking institutions, generally because they have past credit problems or sub-prime credit ratings. Frequently, the reason that such an individual may have a sub-prime credit rating is that, at some time in the past, he has defaulted on one or more financial obligations, or he has filed for relief under the bankruptcy laws, or both.

     In originating the lease contracts, Transition Leasing takes a more flexible approach and applies a more subjective analysis than those taken by traditional automobile financing sources in determining an applicant's suitability for loan approval. Transition Leasing endeavors to determine whether the applicant's prior credit problems were a result of job displacement, financial hardship beyond the applicant's control or other circumstances that are not indicative of the applicant's current financial condition or payment performance. In addition, Transition Leasing seeks customers that have stable employment providing regular income and possess a strong need to acquire transportation. Transition Leasing believes that by using subjective judgment and knowledge of local conditions, it is able to profitably originate automobile lease contracts for new and late model automobiles to many consumers who would be denied approval for such leases from traditional sources. We will purchase or acquire only lease contracts that satisfy the contract criteria established in the Indenture and the Purchasing Agreement, and believe that the quality and performance of the lease contracts will be enhanced through the consistent application by Transition Leasing of the purchasing, origination and collection criteria established in the Indenture and the Purchasing Agreement.

     All of our business activities, as well as those of Transition Leasing and its other wholly-owned subsidiaries, are conducted at our leased offices located at 8144 Walnut Hill Lane, #680, Dallas, Texas 75231. We own no real property.

     Industry Overview

     United States automobile sales are estimated to be in excess of 20 million vehicles in 2001. Financing of these vehicles will consume more than $418 billion dollars, making it the largest grouping of consumer installment debt in the U.S. It is estimated that over one-third of this debt will be incurred by borrowers that have a limited credit history or past credit problems that preclude them from securing traditional sources of financing. During 1984 approximately 14.2 million passenger cars and light trucks were sold in this country. Of that total, 9.8% were leased. In 1996, 14.9 million vehicles were sold and 27% of these were leased. Leasing as an alternate method of financing vehicle purchases continues to grow and industry experts forecast that in the year 2000 one-third to one-half of all new automobiles will be leased. In an effort to maintain the number of cars sold in this country, automobile manufacturers are encouraging alternative methods of financing.

     The average price of new vehicles has continued to escalate over the past two decades, forcing drivers to devote a larger portion of their income to the purchase of automobiles. From 1975 to 1999 the average new car expenditure rose from $4,950 per vehicle to over $23,000 -- more than a fourfold increase. In 1975, the average expenditure for a new vehicle was equal to 36.1% of the median annual U.S. family income; however, in 1999, the average expenditure for a new vehicle had risen to 49% of median annual U.S. family income. Accordingly, the rate of growth in consumer income is not keeping pace with the rise in automotive pricing. Transition Leasing's management believes that this disparity will force more people to choose alternate means of financing an automobile or alter the model, style and age of the automobile they drive.

     Consumers have a variety of financing alternatives available to them to acquire the use of a new or late model automobile. These alternatives include different types of loans, such as fully amortizing, balloon payment and no money down or low down payment loans, and leases. The primary benefit of leasing over such conventional loan financed purchase alternatives is that leasing typically provides a consumer with the opportunity to acquire the use of a new or late model automobile at a lower monthly payment and lower initial cash outlay. On the same automobile, the monthly lease payment may be 30-40% lower than conventional financing. This encourages drivers to (i) operate newer and sometimes more expensive vehicles and (ii) to trade or lease vehicles more often. According to CNW Marketing/Research, an automobile leasing market research firm, the number of passenger automobiles and light trucks leased has increased from approximately 912,000 units in 1984 to an estimated 3.1 million units in 1994. Over the same period, leasing has increased as a percentage of comparable new vehicle deliveries from approximately 9.8% to approximately 30%.

     The increase in new automobile prices in relation to annual median family income has also significantly increased the popularity of leasing. The following table shows the relationship between the average new automobile expenditure and median family income for the periods indicated.

                                                                                     PERCENTAGE OF
                                  AVERAGE NEW                                      INCOME NEEDED TO
                                  AUTOMOBILE              MEDIAN FAMILY               PURCHASE
                     YEAR        EXPENDITURE(1)              INCOME(2)               AUTOMOBILES
                     ----        --------------           -------------            ----------------
                     1999          $ 23,781                 $ 48,950                    48.6%
                     1998            24,047                   46,737                    51.5%
                     1997            22,815                   44,568                    51.2%
                     1996            21,837                   42,300                    51.6%
                     1995            20,033                   40,611                    49.3%
                     1994            19,460                   38,782                    50.2%
                     1993            18,119                   36,959                    49.0%
                     1992            17,119                   36,573                    46.8%
                     1991            15,760                   35,939                    43.9%


----------
(1) Source: U.S. Department of Commerce.

(2) Source: U.S. Census Bureau.

     Leasing has now been expanded to the "Previously Owned" market as the industry deals with late model autos which are:

     o    (i) at the end of their original lease period;

     o    (ii) designated as "Program Cars" by dealers; or

     o (iii) recovered from financing institutions as a result of nonpayment and/or repossession.

     This practice has the added benefit of providing a viable market for late model cars and maintaining the residual value of such cars in the aftermarket. As the divergence of personal income and the price of automobiles continues, the market for alternative financing methods will continue to increase.

     GOVERNMENT REGULATIONS

     We and Transition Leasing are subject to regulation under federal, state and local laws and regulations concerning many aspects of their respective businesses.

     During the 1995 legislative session, the Texas Legislature passed legislation which significantly increased Texas regulation of motor vehicle leasing, lessors, such as us, and "lease facilitators," such as Transition Leasing. The legislation requires lessors and lease facilitators to obtain a license from the Texas Motor Vehicle Commission. Licenses are granted only upon a showing of compliance with the legislation and the rules of the Commission adopted pursuant to the legislation. Licenses issued by the Commission are for one year, subject to renewal at the discretion of the Commission. We have filed an application with the Texas Motor Vehicle Commission to become licensed as a lessor. Based upon Transition Leasing's past experience obtaining licenses for Transition Auto Finance, Transition Auto Finance, II and Transition Auto Finance III, we anticipate that we will have obtained a lessor license from the Texas Motor Vehicle Commission prior to the date of this prospectus. Transition Leasing has been issued a license as a lessor under the legislation and, as such, Transition Leasing is deemed to be licensed as a lease facilitator as well. We and Transition Leasing intend to obtain any licenses that may be required in any other state where we enter into or collect on lease contracts.

     The Texas legislation and the regulations adopted by the Commission impose requirements relative to the licensing process (application, maintenance and revocation), and certain record keeping and reporting requirements, including notification of changes in ownership and the closing or relocation of any licensed business location.

     The legislation prohibits or restricts the paying of fees, directly or indirectly, among automobile dealers, lessors, and lease facilitators. For example, a lessor may not pay a fee to any person for the solicitation of a prospective lessee of motor vehicles unless the person receiving the fee is a duly licensed lease facilitator. A lessor may appoint one or more duly licensed lease facilitators as we have appointed Transition Leasing to represent the lessor and obtain lease customers.

     The Texas legislation also requires that lease contracts procured by a lease facilitator contain certain required disclosures, including notice of the complaint procedure under the Code.

     The Texas regulations require a lessor or a lease facilitator to conduct its business from an established and permanent place of business that meets certain requirements. The regulations require a lessor or a lease facilitator to be independent of financial institutions and dealerships in such location and in business activities; however, the Texas legislation does not require a lessor to be independent of its lease facilitators. The regulations provide that upon a change in the majority ownership interest of a licensee, the license will be canceled.

     We must qualify for a license as a lessor in Texas, and, as mentioned above, we have applied for such a license. In order to qualify for such licenses, we have already begun complying with the requirements of the law, including compliance with the office requirements, sign requirements, lease requirements, and record keeping requirements.

     While we believe that we and Transition Leasing will be able to comply with the requirements of Texas statutes and regulations, we are unable to predict the extent to which the terms of future regulations and/or the administration of the legislation by their respective motor vehicle commissions will make the operation of our business and the business of Transition Leasing significantly more difficult and/or costly or otherwise have a material adverse effect on us.

     The Federal Reserve Board has published final revisions to Regulation M, which implements the Consumer Leasing Act. Requirements under Regulation M include:

     o a uniform format for lease contracts that requires certain disclosures to be segregated in the document and written in "plain English;"

     o a calculation of the lease payments that itemizes, among other things, the gross capitalized cost of the lease, the vehicle's residual value, the rent charge and depreciation;

     o disclosure of the total amount the lessee will pay by the end of the lease; and

     o    certain warnings and disclosures.

     Our management does not believe that these requirements will materially and adversely impact our or Transition Leasing's leasing activities.

     As the Texas legislation and revised Regulation M reflect, the business of automobile leasing recently has been the subject of legislative and regulatory scrutiny, and numerous proposals are under consideration that, if enacted, would impose greater regulation and requirements on our and Transition Leasing's activities. Certain of these proposals have been prompted by consumers allegedly being charged unfair prices in leasing transactions, with inadequate disclosure of the leased vehicle prices, imputed interest rates and other charges. These proposals would require greater disclosure in leasing contracts with respect to such matters. Our management is not in a position to predict the effect of any such legislation or regulation on our activities or Transition Leasing's activities.

PRIOR PERFORMANCE OF SUBSIDIARIES

     Prior to our commencing this offering, Transition Leasing organized three subsidiaries which have issued promissory notes and engaged in the same business in which we propose to engage. The first of these subsidiaries, Transition Auto Finance, was organized in 1994, and in 1996 sold variable rate promissory notes in an aggregate principal amount of $2,883,000. Transition Auto Finance II, Transition Leasing's second finance subsidiary, was organized in 1997 and, in June 1999, completed its offering of 11% promissory notes in an aggregate principal amount of $10,000,000. Transition Auto Finance III, Transition Leasing's third finance subsidiary, was organized in 1999 and in 2001, completed its offering of 11% promissory note in an aggregate principal amount of $6,491,000. All payments on the notes issued by Transition Auto Finance, Transition Auto Finance II, and Transition Auto Finance III have been timely paid by those entities. Transition Auto Finance's portfolio, which consisted of 151 leases and vehicles, included 36 leases which resulted in early terminations (early payoffs or lease defaults resulting in repossession and lease terminations). Transition Auto Finance II's portfolio, which consisted of 504 leases and vehicles, included 139 leases which resulted in early terminations. Transition Auto Finance III's portfolio, which through March 31, 2001 consisted of 248 leases and vehicles, included 17 leases which have resulted in early terminations. Each of these companies' past experience with respect to early terminations is set forth below:


      EARLY TERMINATION RESULTS-- TRANSITION AUTO FINANCE, INC., TRANSITION
                              AUTO FINANCE II, INC.
                      AND TRANSITION AUTO FINANCE III, INC.
                          JUNE 1, 1997 - MARCH 31, 2001


                                                      TOTAL
                             GROSS                   SCHEDULED    DOWN       VEHICLE
                     # OF   COST OF        MISC.     PAYMENTS    PAYMENT      SALE      SALES TAX    WARRANTY
                  CONTRACTS VEHICLES     EXPENSES    RECEIVED    RECEIVED    AMOUNT      CREDIT       REBATE
                  --------- ----------  ----------  ----------  ----------  ----------  ----------  ----------
      TAF

     1997
Repossession             8  $  187,471  $    2,134  $    7,599  $   23,321  $  117,725  $    7,358  $    2,421

Early Payoff             1  $   12,280  $        0  $    3,786  $    1,500  $    6,500  $      406  $        0
                  --------- ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total           9  $  199,751  $    2,134  $   11,385  $   24,821  $  124,225  $    7,764  $    2,421

     1998

Repossession            11  $  187,253  $    9,649  $   35,561  $   35,547  $  106,365  $    6,648  $    1,777

Early Payoff             8  $  188,370  $        0  $   55,192  $   56,834  $  124,413  $    7,776  $    1,785
                  --------- ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total          19  $  375,623  $    9,649  $   90,753  $   92,381  $  230,778  $   14,424  $    3,562

     1999

Repossession             4  $   90,786  $      812  $   34,546  $   19,138  $   47,500  $    2,969  $        0

Early Payoff             4  $   87,897  $    1,110  $   32,631  $   20,135  $   51,629  $    3,227  $    1,289
                  --------- ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total           8  $  178,683  $    1,922  $   67,177  $   39,273  $   99,129  $    6,196  $    1,289

    TOTAL

Repossession            23  $  465,510  $   12,595  $   77,706  $   78,006  $  271,590  $   16,975  $    4,198

Early Payoff            13  $  288,547  $    1,110  $   91,609  $   78,469  $  182,542  $   11,409  $    3,074
                  --------- ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total          36  $  754,057  $   13,705  $  169,315  $  156,475  $  454,132  $   28,384  $    7,272

    TAF II

     1998

Repossession             2  $   37,389  $    1,540  $    7,671  $    6,000  $   20,500  $    1,281  $    1,052

Early Payoff             0  $        0  $        0  $        0  $        0  $        0  $        0  $        0
                  --------- ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total           2  $   37,389  $    1,540  $    7,671  $    6,000  $   20,500  $    1,281  $    1,052

     1999

Repossession            15  $  274,774  $    6,755  $  127,034  $   46,569  $  145,869  $    9,117  $    2,057

Early Payoff            10  $  301,424  $      457  $  107,075  $   58,100  $  232,310  $   14,519  $    2,169
                  --------- ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total          25  $  576,198  $    7,212  $  234,109  $  104,669  $  378,179  $   23,636  $    4,226

     2000

Repossession            35  $  822,298  $   11,186  $  282,294  $  163,272  $  422,860  $   20,781  $   11,479

Early Payoff            48  $  974,163  $        0  $  401,383  $  212,083  $  684,247  $   38,242  $    7,444
                  --------- ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total          83  $1,796,461  $   11,186  $  683,677  $  375,355  $1,107,107  $   59,023  $   18,923






                               TOTAL
                  MARKETING    AMOUNT      PROFIT
                   FEE PAID   RECEIVED     (LOSS)
                  ----------  ----------  ----------
      TAF

     1997
Repossession      $   12,260  $  146,164  $  (43,441)

Early Payoff      $      862  $   11,330  $     (950)
                  ----------  ----------  ----------
         Total    $   13,122  $  157,494  $  (44,391)

     1998

Repossession      $   20,086  $  165,812  $  (31,090)

Early Payoff      $   26,900  $  219,100  $   30,729
                  ----------  ----------  ----------
         Total    $   46,986  $  384,912  $     (361)

     1999

Repossession      $   11,004  $   93,149  $    1,551

Early Payoff      $   11,525  $   97,386  $    8,379
                  ----------  ----------  ----------
         Total    $   22,529  $  190,535  $    9,930

    TOTAL

Repossession      $   43,350  $  405,125  $  (72,980)

Early Payoff      $   39,287  $  327,816  $   38,158
                  ----------  ----------  ----------
         Total    $   82,637  $  732,941  $  (34,822)

    TAF II

     1998

Repossession      $    3,450  $   33,054  $   (5,875)

Early Payoff      $        0  $        0  $        0
                  ----------  ----------  ----------
         Total    $    3,450  $   33,054  $   (5,875)

     1999

Repossession      $   26,777  $  303,869  $   22,340

Early Payoff      $   33,514  $  380,659  $   78,778
                  ----------  ----------  ----------
         Total    $   60,291  $  684,528  $  101,118

     2000

Repossession      $   90,087  $  810,598  $ (22,886)

Early Payoff      $  114,553  $1,228,847  $  254,684
                  ----------  ----------  ----------
         Total    $  204,640  $2,039,445  $  231,798

                                                      TOTAL
                              GROSS                  SCHEDULED    DOWN      VEHICLE
                   # OF      COST OF       MISC.     PAYMENTS    PAYMENT      SALE      SALES TAX    WARRANTY
                 CONTRACTS   VEHICLES    EXPENSES    RECEIVED    RECEIVED    AMOUNT      CREDIT       REBATE
                ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
     2001

Repossession            27  $  721,525  $   18,231  $  239,220  $  145,718  $  381,323  $   19,593  $    4,428

Early Payoff            11  $  261,389  $      775  $  111,614  $   61,570  $  178,984  $    6,306  $    2,793
                ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total          38  $  982,914  $   19,006  $  350,823  $  207,288  $  560,307  $   25,899  $    7,221

    TOTAL

Repossession            79  $1,855,986  $   37,712  $  656,219  $  361,559  $  970,552  $   50,072  $   19,016

Early Payoff            69  $1,536,976  $    1,232  $  620,072  $  331,753  $1,095,541  $   59,067  $   12,406
                ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total         148  $3,392,962  $   38,944  $1,276,291  $  693,312  $2,066,093  $  109,839  $   31,422

    TAF III

     2000

Repossession             4  $  117,532  $    3,017  $   10,116  $   34,324  $   80,050  $    4,127  $      949

Early Payoff             1  $   16,308  $        0  $    5,689  $    4,656  $   14,206  $      888  $        0
                ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total           5  $  133,840  $    3,017  $   15,805  $   38,980  $   94,256  $    5,015  $      949

     2001

Repossession            10  $  212,652  $    5,597  $   14,400  $   46,869  $  137,150  $    5,245  $    3,252

Early Payoff             2  $   37,129  $        0  $    7,949  $    8,681  $   31,299  $    1,956  $        0
                ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total          12  $  249,781  $    5,597  $   22,349  $   55,550  $  168,449  $    7,201  $    3,252

     TOTAL

Repossession            14  $  330,184  $    8,614  $   24,516  $   81,193  $  217,200  $    9,372  $    4,201

Early Payoff             3  $   53,437  $        0  $   13,638  $   13,337  $   45,505  $    2,844  $        0
                ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total          17  $  383,621  $    8,614  $   38,154  $   94,530  $  262,705  $   12,216  $    4,201

TAF,
TAF II & TAF
III

Repossession           118  $2,651,680  $   58,921  $  758,441  $  520,758  $1,459,342  $   77,119  $   27,415

Early Payoff            85  $1,878,960  $    2,342  $  725,319  $  423,559  $1,323,588  $   73,320  $   15,480
                ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
         Total         201  $4,530,640  $   61,263  $1,483,760  $  944,317  $2,782,930  $  150,439  $   42,895





                                            TOTAL
                    MARKETING    AMOUNT     PROFIT
                    FEE PAID    RECEIVED    (LOSS)
                   ----------  ----------  ----------
     2001

Repossession       $   82,336  $  707,946  $  (31,810)

Early Payoff       $   26,051  $  335,216  $   73,052
                   ----------  ----------  ----------
         Total     $  108,387  $1,043,162  $   41,242

    TOTAL

Repossession       $  202,650  $1,855,467  $  (38,231)

Early Payoff       $  174,118  $1,944,722  $  406,514
                   ----------  ----------  ----------
         Total     $  376,768  $3,800,189  $  368,283

    TAF III

     2000

Repossession       $   19,736  $  109,830  $  (10,719)

Early Payoff       $    2,677  $   22,761  $    6,453
                   ----------  ----------  ----------
         Total     $   22,413  $  132,591  $   (4,266)

     2001

Repossession       $   26,949  $  179,967  $  (38,282)

Early Payoff       $    4,992  $   44,894  $    7,764
                   ----------  ----------  ----------
         Total     $   31,941  $  224,861  $  (30,518)

     TOTAL

Repossession       $   46,685  $  289,797  $  (49,001)

Early Payoff       $    7,669  $   67,655  $   14,217
                   ----------  ----------  ----------
         Total     $   54,354  $  357,452  $  (34,784)

TAF,
TAF II & TAF
III

Repossession       $  292,685  $2,550,389  $ (160,212)

Early Payoff       $  221,074  $2,340,193  $  458,889
                   ----------  ----------  ----------
         Total     $  513,759  $4,890,582  $  298,677


     As set forth above, we calculate profit or loss on a given lease by subtracting the gross cost of acquiring the vehicle and originating the lease from gross receipts realized from that vehicle. Gross cost consists of:

     o    actual acquisition and origination costs;

     o    expenses of repossession and liquidation; and

     o    marketing fee paid to Transition Leasing;

    Gross receipts consist of:

     o    the down payment by the customer;

     o    lease payments by the customer up to the early termination date; and

     o    amounts realized upon the subsequent sale of the vehicle.

     In February 1999, Transition Auto Finance II purchased from Transition Auto Finance all of the vehicles and lease contracts which Transition Auto Finance then held. Transition Auto Finance then used the proceeds from this sale to redeem all of its outstanding notes. Substantially all of the noteholders whose notes were redeemed used the redemption proceeds to buy notes issued by Transition Auto Finance II. Transition Leasing, which is the parent company of both Transition Auto Finance and Transition Auto Finance II, determined to cause Transition Auto Finance II's purchase of Transition Auto Finance's leased vehicles and the redemption of Transition Auto Finance's notes for a number of reasons, the most significant of which were:

     o A desire on the part of Transition Leasing to reduce the interest rate risk associated with Transition Auto Finance's notes (the variable rate could have risen to as much as 15% per annum) by replacing those notes with the 11% notes issued by Transition Auto Finance II.

     o Eliminate the duplication of fees associated with two different portfolio programs. This problem exists whenever a sponsor has more than one finance subsidiary but was exacerbated by the relatively small size of Transition Auto Finance's offering. The smaller offering size made the annual fees a much larger percent of Transition Auto Finance's income and assets than might otherwise have been the case.

     We will not purchase assets (including lease contracts or vehicles) from Transition Auto Finance II, Transition Auto Finance III or any other party related to us, other than our purchases of leases and vehicles from Transition Leasing.

     Management of Transition Leasing believes that the early termination results of Transition Auto Finance III will more closely resemble those of Transition Auto Finance II as the Transition Auto Finance III portfolio continues to age. As the Transition Auto Finance III portfolio ages, Transition Leasing management expects both the profits from early payoffs and the losses from repossessions to increase and the net effect to be more similar to Transition Auto Finance II's positive results than currently being reported.


     A summary of Transition Auto Finance's, Transition Auto Finance II's and Transition Auto Finance III's collective past experiences with respect to payment delinquencies is set forth below:



                        DELINQUENCY AND LOSS EXPERIENCE -


                        TRANSITION AUTO FINANCE, INC. (*)




                                                             TIMING OF RECEIPT (DAYS AFTER DUE DATE)
                                   -------------------------------------------------------------------------------------------
TOTAL PAYMENTS RECEIVED              0-30 DAYS               31-60 DAYS                   61-90 DAYS                 91+ DAYS
-----------------------            -------------            -----------                   ----------               -----------
           1,601 (100%)            1,390 (86.8%)             156 (9.8%)                    45 (2.8%)                10  (0.6%)


                        TRANSITION AUTO FINANCE II, INC.


                                                             TIMING OF RECEIPT (DAYS AFTER DUE DATE)
                                   -------------------------------------------------------------------------------------------
TOTAL PAYMENTS RECEIVED              0-30 DAYS              31-60 DAYS                    61-90 DAYS                91+ DAYS
-----------------------            -------------            -----------                   ----------               -----------
           8,733 (100%)            7,458 (85.4%)             757 (8.7%)                   277 (3.2%)                241 (2.8%)

                        TRANSITION AUTO FINANCE III, INC.



                                                             TIMING OF RECEIPT (DAYS AFTER DUE DATE)
                                   -------------------------------------------------------------------------------------------
Total Payments Received              0-30 days               31-60 days                   61-90 days                91+ days
-----------------------            -------------            -----------                   ----------               -----------
           2,854 (100%)            2,195 (76.9%)            412 (14.4%)                   146 (5.1%)                101 (3.5%)


----------

(*) This table does not contain all account histories of Transition Auto Finance because the computer and software capability utilized for Transition Auto Finance II and Transition Auto Finance III, and to be utilized for the Company, was not available to Transition Auto Finance. All efforts have been made to accurately reconstruct the delinquency information utilizing paper ledger cards that were available at the time of reconstruction. Despite the good faith, best efforts of the Company in this reconstruction process, the information may be flawed due to the occurrence of events which were not captured on the paper ledger cards (such as payments where the check later bounced) which can be captured and tracked with the computer and software capability utilized for Transition Auto Finance II and Transition Auto Finance III, and to be utilized for the Company.

Notes:

     (1) Lease payments are collected in advance starting with the first payment due on signing. The prepayment of interest and principal on leases results in an aging that leads traditional finance companies by 30 days. Accordingly, unlike a typical financing contract in which interest payments are made in arrears, a lease payment made within 30 days after its due date does not reflect a failure to pay any interest actually accrued.

     (2) All payments received are applied to the oldest aged item first. This practice can distort the aging history when the lessee has failed to pay late charges or any other charge not included in the scheduled monthly payment but has paid the scheduled portion of the payment.


     Discussion and Analysis of Early Termination Results and Delinquency and Loss Experience Tables

     Transition Leasing begins its collection calls when a customer is 30 days late. Consequently, some repossessions take place prior to being more than 60 days delinquent. This is the major reason why delinquencies over 60 days constitute less than 7% of total leases while repossessions have averaged over 14% of total leases.

     Starting in 2001, Transition Leasing has seen a decline in the quality of credit of customers referred to them by dealers. A number of factors appear to be responsible for this including: (1) the current economic climate, (2) independent finance companies that are lowering their credit standards in an effort to maintain market share and (3) Transition Leasing's reluctance to buy dealer ad-ons (i.e. window tint, extended warranties, gold packages etc.) which can add thousands of dollars to the cost of the vehicle. These ad-ons are a source of substantial profit to the dealer but little, if any, of these costs can be recovered in the event the vehicle has to be repossessed by the Company and sold at wholesale.

     Although most early pay-offs will result in a profit to the Company, a high percentage of early pay-offs is not viewed as a positive factor by the Company because early pay-offs take a performing lease off the books and create cash, which until it is reinvested, is a minimal earning asset.

     Transition Auto Finance

     Typically delinquencies are lowest in the first year of a lease and losses from repossessions are the highest. The losses from repossessions for the first twelve months from repossessions for Transition Auto Finance were $43,441, or $5,430 per repossessed vehicle. Subsequent losses until the termination of Transition Auto Finance were $29,539 on 15 repossessed vehicles or $1,969 per repossessed vehicle. Delinquencies over 60 days for Transition Auto Finance were only 3.4% of the total payments received, which the Company feels were average to below average.

     Early termination results were as follows. Losses from repossessions for Transition Auto Finance on 23 repossessed vehicles were $72,980, or an average of $3,173 per repossessed vehicle. Profits from early pay-offs were $38,158 on 13 vehicles, or an average of $2,935 per vehicle.

     Transition Auto Finance II

     Overall delinquencies, as a percentage of total payments, for Transition Auto Finance II were slightly higher than for Transition Auto Finance; however, the Transition Auto Finance II delinquency rate involved substantially more vehicles and consequently a larger number of total payments received. Although Transition Auto Finance II has had 79 repossessions, its loss per repossessed vehicle is only $484.00 compared to $3,173 for Transition Auto Finance and $3,500 for Transition Auto Finance III. The relatively small average repossession loss on Transition Auto Finance II is a result of leases defaulting later in the lease term when losses are smaller.

     The early termination results for Transition Auto Finance II were greatly influenced by the results for the calendar year 2000 where early pay-offs were 137% of repossessions. In 1999, early pay-offs were 66.7% of repossessions and in 2001, early pay-offs were 40.7% of repossessions. For Transition Auto Finance, early pay-offs were 56.5% of repossessions; whereas, early pay-offs for Transition Auto Finance III have averaged 21.4% of repossessions. The Company believes that the strong economy in 2000 enabled Transition Auto Finance II's customers to buy vehicles from more conventional sources in order to pay off their leases with Transition Auto Finance II.

     Transition Auto Finance III

     For Transition Auto Finance III, the percentage of lessees that make their payments within 0-30 days is approximately 10 percentage points less than that experienced by Transition Auto Finance and Transition Auto Finance II, and the percentage of lessees that make their payments within 31-60 days is approximately 5.5 percentage points less than that experienced by Transition Auto Finance and Transition Auto Finance II. Transition Auto Finance III makes every effort not to let a customer get more than 60 days late with a payment.

     Transition Auto Finance III has had 14 repossessions and has lost an average of $3,500 per repossessed vehicle. The amount of loss per repossessed vehicle on repossessions is primarily influenced by how early in the lease term the default takes place and the strength of the used car market at the time of the repossession. As Transition Auto Finance III leases more vehicles and its portfolio of leases matures, the Company anticipates that repossessions and early pay-offs will both increase for Transition Auto Finance III.


----------

     A summary of Transition Auto Finance II's past experiences with respect to the vehicle residual results of its 42 lease contracts is set forth below:

               RESIDUAL RESULTS - TRANSITION AUTO FINANCE II, INC.
                               SEPTEMBER 30, 2001

               GROSS        TOTAL      TOTAL      VEHICLE                           MARKETING     TOTAL
# OF LEASE    COST OF       LEASE      DOWN        RESALE   SALES TAX   WARRANTY       FEE        AMOUNT      PROFIT
CONTRACTS    VEHICLES     PAYMENTS    PAYMENTS    PROCEEDS   CREDIT      REBATES       PAID      RECEIVED      (LOSS)
---------- ------------  ----------  ----------  ---------- ----------  ----------  ----------  ----------   ----------
        42   $  825,810  $  763,212  $  152,174  $  297,345 $   18,584  $        0  $   87,500  $1,143,815   $  317,516



# OF LEASE   CONTRACT   RESIDUAL
CONTRACTS    RESIDUAL     LOSS
----------  ---------- ----------
        42  $  313,439 $ (21,577)


Transition Auto Finance II has vehicle residual experience with 42 vehicles on leases that have run to expiration at term. With a gross advance amount for vehicle purchases of $825,810, the 42 leases produced profits of $317,516 (38.5%) and residual net losses of $21,577 (2.7%). We believe this level of residual losses is not a material factor as a portion of the gross advance amount. In addition, Transition Leasing's management believes that its results on vehicle residuals may improve as a result of advances made by Automobile Lease Guide (the industry leader in determining residual values) that will enable Transition Leasing to more accurately project vehicle residual values. The advances include automation of the residual valuation process through the use of newly developed PC based software and the creation of real-time residual quotes on newly released models through Automobile Lease Guide's "Fax-Back" service.

     No residual performance information is provided for Transition Auto Finance because its leases and vehicles were purchased by Transition Auto Finance II prior to the expiration of the vehicle leases and are therefore included in the above information for Transition Auto Finance II. No information is provided for Transition Auto Finance III because that company only began entering into leases in early 2000 and consequently none of its leases, which are for not less than 36 months, have expired, and therefore post-lease vehicle resales have been made.

     We caution you that the past performance of lease contracts entered into by Transition Auto Finance, Transition Auto Finance II or Transition Auto Finance III may not be reliable indicators of the future performance of the lease contracts we will execute.

     PURCHASE/LEASING OF VEHICLES

     General

     Our lease contracts will be originated by Transition Leasing under a Master Purchasing Agreement, between us and Transition Leasing. A copy of the Purchasing Agreement in the form we propose to execute with Transition Leasing has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. We have granted a security interest in the Purchasing Agreement to the Trustee as collateral for the notes and for our obligations under the Indenture. The discussion of the Purchasing Agreement which follows is not, and does not purport to be, complete. We encourage you to review the Purchasing Agreement.

     Pursuant to the Purchasing Agreement, we may require Transition Leasing to use reasonable efforts to originate such customers, lease contracts and vehicles as will utilize such amount of funds as we may specify to Transition Leasing from time to time. We will be obligated to purchase all lease contracts or vehicles originated by Transition Leasing which satisfy the lease contract and customer criteria set forth in the Purchasing Agreement, subject only to the funds limit that we specify to Transition Leasing. Transition Leasing will originate customers and lease contracts, will purchase vehicles from new automobile franchise dealers, independent automobile dealers and independent leasing companies, will purchase Harley Davidson motorcycles from new motorcycle franchise dealers and independent motorcycle dealers and will manage the lease contracts through their termination. No more than 10% of the net proceeds of this offering will be used to acquire motorcycles.

     Lease Contract and Credit Criteria

     We have developed criteria as to the price, down payment, and length of lease term for the lease contracts and make of the vehicles to qualify for purchase or acquisition. We believe that the most significant of these criteria, in general, are as follows:

     o The lease contracts generally should have original terms that are typically 36 months but may not be more than 48 months;

     o The customers will be required to make a down payment of not less than 15% of the purchase price of the vehicle and if the vehicle is four model years old, the required down payment will be at least 25% of the vehicle's purchase price;

     o The customers must have supplied certain credit information, and credit verification procedures must have been performed by Transition Leasing in a manner commensurate with standard industry practice;

     o The customer's monthly lease payments must have been determined using an implicit annual interest rate ranging from 16% to 18% of the net capitalized cost of the vehicle less the customer's down payment.

     We have established certain credit information and criteria to be satisfied by each customer. We believe that the most significant of these criteria, in general, are as follows:

     o    Verifiable home telephone number in customer's residence;

     o    Residence:   (1) Evidence of purchase, lease, or rental agreement in
                       customer's name; or

                    (2) Stability-- review time at last two addresses, as well as time in area;

     o    Employment: At least one year with last two employers;

     o Verifiable income (check stub, W-2, 1099, tax return, or bank statements);

     o Customer's net disposable income generally at least 2.5 times total monthly debt service (home, car, etc.);

     o    References:  (1) Five relatives; and

                       (2) Five personal;

     o    Valid driver's license; and

     o Any previous bankruptcy must have been discharged, or if open, need letter of permission from bankruptcy Trustee.

     To verify the foregoing information, Transition Leasing will obtain a copy of the credit application executed by the customer, which application should contain the necessary information to verify by telephone or otherwise the customer's addresses, employment and personal references and authorization to obtain a credit report from a credit reporting agency.

     The Purchasing Agreement and the Indenture mandate that contracts and lease customers meet the criteria specified above. If Transition Leasing fails to comply with these criteria, we have the right to terminate the Purchasing Agreement and we could appoint another agent to provide the purchasing services; however, as we are a wholly-owned subsidiary of Transition Leasing, it is not likely that we would terminate the Purchasing Agreement. If we suffer a default under the Indenture, the Trustee may, or at the direction of the holders of notes representing 25% of the aggregate principal amount of the outstanding notes will, require us to terminate the Purchasing Agreement. The Purchasing Agreement allows Transition Leasing to contract with industry-qualified third parties to perform its obligations thereunder. The performance by any third party will not relieve Transition Leasing from liability for its obligations under the Purchasing Agreement.

     The Purchasing Agreement and the Indenture require us and Transition Leasing to make certain representations, warranties and covenants with respect to any lease contracts to be purchased or acquired, including, the following:

     o the conformity of each lease contract with federal, state and local laws;

     o our compliance in all material respects with federal, state and local laws;

     o the validity and enforceability of the lease contract and the security interest created thereby in the vehicle.

     If any of such representations or warranties is discovered to have been incorrect in any material respect with regard to a given lease contract, Transition Leasing is required to cure the defect or purchase the impaired lease contract from us. At the time of any such purchase Transition Leasing will certify to the Trustee that such repurchase has been effected in compliance with all of the provisions of the Indenture and this Prospectus.

     Vehicle Purchase Price

     The purchase price which we will pay for any vehicle acquired from independent parties will vary generally with the method by which the lease customer is introduced to Transition Leasing. If dealers or leasing companies introduce the lease customer to Transition Leasing, the purchase price will generally be equal to 100% of manufacturer's suggested retail price ("MSRP"). If the customer is generated by Transition Leasing's in-house marketing staff, the purchase price will generally be less than 100% of MSRP. When a lease customer is generated in-house, Transition Leasing will be entitled to recover from us up to $1,000 in advertising expense provided that the purchase price paid for the vehicle plus the amount of the advertising expense recovered from us does not exceed 100% of the vehicle's MSRP. We will pay to Transition Leasing a marketing fee, a purchase administration fee and a documentary fee with respect to each lease contract.

     Down Payment and Monthly Lease Payment

     We will require the customer to make a down payment to us of not less than 15% of the purchase price of the vehicle. If the vehicle is four model years old, we will require the customer to make a down payment of not less than 25% of the vehicle's purchase price. The customer's monthly lease payment will be computed by applying an implicit interest rate factor of 16% to 18% per annum to an adjusted purchase price equal to 120% of the purchase price for the vehicle, less the amount of the customer's down payment. The lease payment is designed, among other things, to recover the vehicle's depreciation in value over the term of the lease. We calculate this depreciation by amortizing over the term of the lease, the difference between the estimated residual value of the vehicle at the expiration of the lease term and the vehicle's adjusted purchase price.

     Warranty and Vehicle Insurance

     To insure that all our vehicles are maintained to factory specifications, we will require that all vehicles be covered by a warranty for the complete duration of the vehicle's lease contract. In the event that the manufacturer's warranty is insufficient to cover both the term and anticipated mileage, the customer is required to purchase an extended warranty to protect the vehicle.

     Although most state laws, including Texas law, mandate that owners maintain liability insurance for damages arising from their use of a motor vehicle, the owners of the vehicles may not be required to maintain physical damage insurance. We will require lessees under our lease contracts to purchase both liability coverage and physical damage coverage. However, we also will maintain vehicle single interest insurance that will insure us against liability and physical insurance for damages arising from a customer's use of a vehicle in the event that the customer's coverage lapses or is inadequate. The making of significant claims against our policy could result in the non-renewal of such policy, which could have a material adverse effect on us. In addition, we will require that we be named as a loss payee under the lessee's automobile insurance policy.

     Residual Value and Residual Value Insurance

     A residual value is the value of a given vehicle upon expiration of its lease contract. When we lease a vehicle, we review appropriate industry guides to determine the estimated value for the specific vehicle upon expiration of the lease contract (typically 36 months). This figure represents the residual value, and the amount of the premium for the residual value insurance coverage we buy is the residual value multiplied by .0168. For example, the residual value premium for a vehicle with a residual value of $10,000 is $10,000 x .0168, or a one-time premium of $168. If the vehicle does not have a wholesale value (as determined by industry guides) at the end of the lease contract equal to or more than the residual value (in this example, $10,000), the insurance company will pay to us the difference between the residual value and the wholesale value, (less a $100 deductible) UNLESS such difference is the result of excessive mileage, excess wear and tear, damage, and/or lease termination expenses. Coverage for each vehicle will continue until Transition Leasing disposes of it. In Transition Leasing's experience, residual value insurance cannot be expected to provide us or any leasing company significant economic protection from possible losses due to overestimation of the residual values of a leasing company's vehicle portfolio, largely because of the subjective nature of the amount of reductions charged for excessive mileage, excess wear and tear and damage. As a result, our financial performance may be significantly dependent upon Transition Leasing's successful estimation of vehicle residual values irrespective of the existence of residual value insurance coverage.

     We estimate the residual value of a vehicle at the inception of its lease contract and incorporate it into our lease payment calculations so as to recover the diminution in value from lease inception until expiration. Put another way, the lease terms are intended to amortize the vehicle's depreciation expected to occur over the term of the lease contract. Because we calculate this depreciation using an initial value which is 120% of the actual purchase price of the vehicle less the customer's down payment, we expect that, upon the expiration of a lease contract, the actual residual value of such vehicle will be more than our cost basis, even after adjustment for capital costs. If our expectation is correct, we believe that upon expiration of the contract, we can sell the vehicle for a profit equivalent to the difference between the actual market value and our cost basis. It has been Transition Leasing's experience that profitable resales are possible even when a contract is terminated prior to its expiration. Transition Leasing's experience in such matters is, of course, limited.

     Our analysis has shown that mileage is the primary factor in determining a vehicle's residual value. By imposing mileage limitations and monitoring the customer's compliance, we can establish accurate residual value estimates. The process of establishing mileage limits begins during the personal interview with the candidate. The goal is to establish an understanding of the candidate's driving needs, distance to work, personal use, and other factors for determining estimated annual mileage.

     If this estimate exceeds the standard 15,000 miles per year limitation, the customer usually will make a cash payment designed to offset the extra depreciation occasioned by the extra mileage. In some cases, Transition Leasing might agree to modify the terms of the contract and increase the payments to accommodate additional use. To monitor the customer's compliance with the terms of the customer's contract, we require the customer to bring the vehicle to a Transition Leasing office for an annual inspection and to receive the current year registration sticker. If the inspection discloses excess mileage, the customer must then pay 15 cents per excess mile to offset the decline in the vehicle's value. In addition, Transition Leasing may elect to revise the terms of the contract (and thereby increase the customer's payment) to avoid reoccurrence. Transition Leasing will also review the vehicle for damage and, if any damage is found, will take the actions necessary, including an additional monetary charge or repossession.

     An accurate prediction of residual value is important. If overstated, the scheduled lease payments may not fully recompense us for the vehicle's depreciation over the life of the lease contract and, if understated, may put us at a competitive disadvantage with other sources of vehicle leasing or financing. Moreover, inaccurate estimates may impact dramatically upon the decision of a customer to exercise his option to acquire the leased vehicle at the residual value upon expiration of the contract. In determining the expected residual value of a vehicle, we use guides and estimates of residual values that are widely accepted in the car leasing industry but there can be no assurances that such guides and estimates will be accurate predictors of the actual residual value we might realize upon our regaining possession of the vehicle. We attempt to reduce this risk by basing lease payments on a residual which is 90% of the residual value we expect.

     To date, Transition Leasing's experience with respect to its estimation of residual values has been limited largely to repossession and early termination. Generally, vehicles returned upon expiration of their lease have been re-marketed in transactions which have produced net cash gains to the subsidiary which owned the vehicles. The number of such lease contracts has been limited, however, and there can be no assurances that our experience will be similar to that of Transition Leasing or its other subsidiaries. With respect to early termination of lease contracts and repossessions of vehicles, Transition Leasing's experience, generally, has validated the inputs we anticipate using to estimate residual values. Our experience indicates that much of the actual vehicle depreciation occurs in the early periods of the contracts. Termination or repossession which occurs relatively early in the term of a contract will subject us to a greater possibility that the payments under the defaulted contract will not have fully amortized the depreciation, and that the vehicle will be remarketed at a loss. Remarketing losses have the immediate effect of diminishing the collateral securing the repayment of the notes (although the remarketing losses would have to increase significantly over those experienced to date to cause a default on the notes) and the longer term effect of diminishing the aggregate residual value we might realize.

     We intend to purchase and maintain a residual value insurance policy issued by an insurer rated A by A.M. Best, offering certain limited protection against the possibility that the remarketing of off-lease vehicles will not yield proceeds at least equal to the residual value of the remarketed vehicles. The purpose of the policy is to protect us if there is a dramatic downturn in the market value of a specific vehicle model. An example of such a market development for a specific vehicle is the Audi 5000, which precipitously lost value when information of its perceived "sudden acceleration" problems was widely disseminated. Other examples are the Volkswagen Rabbit diesel and the Cadillac diesel. The residual insurance policy will not protect us against loss due to excessive mileage, excessive wear and tear, damage, and lease termination expenses on any specific vehicle or contract.

     Payments to Transition Leasing

     In connection with each vehicle whose lease contract is originated by Transition Leasing, without regard to the means by which the lease customer came to Transition Leasing, we will pay Transition Leasing the following fees:

     o    a marketing fee of 57.5% of a customer's down payment to us;

     o    a purchase administration fee equal to $100; and

     o a documentary fee equal to $50. We will use that portion of the customer's down payment remaining after payment of the above fees to pay a portion of the vehicle's purchase price.

     The marketing fee is payable at inception of the lease contract. The purchase administration fees and the documentary fees generally will be accumulated by us and paid in a single payment each month to Transition Leasing; they are intended to compensate and reimburse Transition Leasing for administering the purchase of the lease contracts, including receipt and approval of dealer drafts and lease contract transfer documents, monitoring compliance with purchase criteria, preparing, organizing and delivering certificates, UCC financing statements and other documents to the Trustee, creation of lease contract files, communications with dealers and independent leasing companies, and other related activities.

     Under the Indenture, our payment to Transition Leasing of the purchase administration fee is subject to the prior payment of any amounts owing on the notes or to the Trustee.

COLLECTION AND SERVICING OF CONTRACTS

     Our lease contracts will be serviced by Transition Leasing under a Servicing Agreement we have executed with Transition Leasing. The form of the Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. We have granted a security interest in the Servicing Agreement to the Trustee as collateral for the notes and for our obligations under the Indenture. The material provisions of the Servicing Agreement are described below.

     Under the Servicing Agreement, Transition Leasing is obligated to use its own discretion, subject to the requirement that it use the same care and apply the same policies that it would exercise if it owned the lease contracts, in the management, administration and collection of the lease contracts and to bear all costs and expenses incurred in connection therewith.


     Collections

     Transition Leasing will be responsible for administering the collection of the lease contracts, including collecting and posting all payments. All lease customers will be requested, through correspondence and delivery of payment books or monthly statements, to remit payments under their lease contracts directly to the master collection account. Transition Leasing has also agreed to deposit in the master collections account any payment proceeds received directly by Transition Leasing with respect to the lease contracts, including any proceeds from resales of returned or repossessed vehicles and any recoveries from insurance claims on vehicles. The Indenture requires us to transfer at least weekly, from the master collections account to the operating account, all of the funds in the master collections account.


     Transition Leasing generally will contact any customer on a past due lease contract within fifteen (15) days after the payment due date. Any material extensions, modifications or acceptances of partial payments by customers, and any related necessary lease contract amendments or default waivers must be approved by the Chief Credit Officer or President of Transition Leasing. Transition Leasing is also required to document the reasons for each charge off of any material unpaid amount from a customer under any lease contract.


     Servicing

     Among its obligations under the terms of the Servicing Agreement, Transition Leasing will be responsible for:


     o    responding to inquiries of customers on the lease contracts,

     o    investigating delinquencies,

     o    sending payment coupons to customers,

     o    reporting any required tax information to customers,

     o    paying costs of collections,

     o    policing the vehicles,

     o furnishing monthly and annual statements to us and the Trustee with respect to collections and proceeds,

     o generating certain information necessary to permit the Company to prepare its required federal and state income tax returns, and

     o coordinating the repossession, remarketing, repair and sale of any vehicle.

     Transition Leasing will instruct the appropriate vehicle licensing authorities to remit vehicle license renewal stickers to Transition Leasing, as opposed to the lease customers. Transition Leasing will require a customer to appear at Transition Leasing's offices to collect the licence renewal sticker, at which time a representative of Transition Leasing will inspect the vehicle for damage or excess mileage and collect any reimbursement for such damage or excess mileage, as well as the license renewal fees.


     Lease Defaults and Repossession

     We anticipate that we will maximize our return by continuing to collect installments on the lease contract, despite a missed installment by the customer, in lieu of repossessing the vehicle. A customer's failure to make any payments for more than 30 days will, however, generally cause us to commence a repossession action. By paying his current payment and his past due payment plus repossession charges, the customer may be allowed to retain his vehicle pursuant to the lease contract. If default occurs a second time, the vehicle will be repossessed without further opportunity for the customer to cure the default under the lease contract and retain possession of the vehicle, unless otherwise required by applicable law.


     Upon repossession, Transition Leasing will either re-lease the vehicle or sell the vehicle at wholesale at an automobile auction and use the proceeds thereof to arrange for the purchase and lease of another vehicle. If a vehicle is re-leased, we will pay to Transition Leasing a marketing fee.

     Transition Leasing has agreed to repurchase from us any vehicle which is the subject of a lease contract in default if the vehicle has not been re-leased or wholesaled within two months following the default, provided that we may from time to time retain certain vehicles for periods in excess of two months without re-leasing, wholesaling or reselling the vehicles to Transition Leasing in order to avoid any significant adverse impact resulting from seasonal variances in the vehicle wholesale market. For example, vehicle wholesale market prices are generally lower during the winter holiday season and wholesale prices for convertibles are typically lower in the fall than in the spring. The purchase price for any such vehicle will be determined by the following formula:

     o the purchase price we originally paid for the vehicle (plus applicable sales tax and title transfer and license plate fees) minus:

     the sum of

     o 42.5% of the down payment made by the customer (which is that portion of the down payment not paid to Transition Leasing as the marketing fee); plus

     o any monthly lease payments we have received under such defaulted lease contract.

     We do not expect Transition Leasing to have to purchase a significant number of vehicles under this repurchase obligation but we can offer you no assurances that Transition Leasing will have the financial resources to honor this repurchase obligation if a substantial number of our lease contracts should come into default. At the time of any repurchase by Transition Leasing, it must certify to the Trustee that the repurchase complies with the requirements of the Indenture and this prospectus.


     Transition Leasing is required to deliver us a report certifying that all lease contracts managed by Transition Leasing were serviced in material accordance with the Servicing Agreement and that Transition Leasing is not in default under the Servicing Agreement. The report also will contain collection information on each lease contract since the date of the last such report and a reconciliation of the deposits into and withdrawals from our operating account. If Transition Leasing fails to service and collect amounts due from the customers in accordance with the servicing criteria established by the servicing agreement or if certain bankruptcy or insolvency proceedings occur, we have the right to terminate all rights and obligations of Transition Leasing under the Servicing Agreement and to transfer servicing rights to a successor servicer. As we are a wholly-owned subsidiary of the Transition Leasing and we have common management, it is unlikely that we will exercise our right to terminate Transition Leasing's rights and obligations under the Servicing Agreement. Under the Indenture, during the continuance of a default by Transition Leasing of any of its material obligations under the servicing agreement or the Indenture, the Trustee or holders of at least 25% of the aggregate principal amount of the outstanding notes have the right to compel us to terminate the rights and obligations of Transition Leasing under the Servicing Agreement.

     Payments to Transition Leasing

     Transition Leasing is entitled under the Servicing Agreement to receive a fee of $35 per month per outstanding lease contract that has not been assigned for repossession. (Servicing Agreement, Section 3.) The servicing fee is intended to compensate and reimburse Transition Leasing for providing the services required of it thereunder.

     Under the Indenture, Transition Leasing will also be entitled to reimbursement, as an allowed expense, of the expenses it incurs in the repossession, remarketing, repair and sale of any vehicle to the extent of the related proceeds from its sale or from any recovery on a related insurance policy. (Servicing Agreement, Section 5.J.)

     Under the Indenture, our payment to Transition Leasing of the servicing fee is subject to the prior payment of any amounts owing on the notes or to the Trustee. (Indenture, Section 4.2.)

REMARKETING

     Transition Leasing will remarket for us each vehicle at the end of its scheduled lease term or in connection with early termination of any lease contract. These remarketing efforts may produce income to us to the extent that vehicle disposition proceeds exceed, in the aggregate, our cost basis in the remarketed vehicles.

     Transition Leasing will first remarket the vehicles to the original customers or to other related parties brought to the attention of Transition Leasing by the lease customer (e.g., family members, friends, etc.). Transition Leasing will commence its remarketing efforts approximately four months prior to the end of the scheduled contract term. At that time, the lease customer will be contacted by a member of the remarketing department to explain the customer's options upon termination. The lease customer's options will be to buy the vehicle, extend the lease contract or return the vehicle to us. Generally, under the lease contracts, the lease customer will have an option to purchase the vehicle at the end of the scheduled lease term for a purchase price determined at inception of the lease contract. A lease customer generally will purchase the vehicle it has leased if the fixed purchase price is less than its actual fair market value and will return the vehicle to us if the fixed purchase price is in excess of the actual fair market value. Thus, it is unlikely that we will ever be able to effect a sale of a vehicle, either to the current lessee or to a third party, for any amount substantially in excess of the fixed price in the lease contract.

     If a vehicle is returned to us at the end of the scheduled lease contract term, the vehicle will be inspected for excessive wear and mileage over that permitted under the lease contract and the customer will be billed accordingly. Transition Leasing then will generally sell the vehicle on our behalf at wholesale through regional auctions.

TRANSITION LEASING

     We expect that substantially all of the lease contracts that we will purchase or acquire will be originated by Transition Leasing, our sole shareholder. Transition Leasing was founded on October 17, 1994, to lease new and late model automobiles with factory warranties or extended warranty service contracts that extend to the termination of their respective lease contracts.

     Transition Leasing has formed a subsidiary Texas corporation, Verusauto.com, Inc., to further its lease origination efforts. Verusauto.com, Inc. was organized to originate lease customers solely via the Internet. Verusauto.com, Inc. will purchase cars and execute leases in its own name and then, if the customer and lease fit our lease contract and purchasing criteria, we will purchase the vehicle and the lease contract from Verusauto.com, Inc. We will pay Verusauto.com, Inc., a price equal to the vehicle purchase price paid by Verusauto.com, Inc. to the vehicle dealer, less 42.5 % of the lease customer's down payment to Verusauto.com, Inc., plus a purchase administration fee and documentary fee totaling $150. In this fashion, we will pay, on a net basis, exactly what we would have paid to Transition Leasing had Transition Leasing originated the lease customer for us and had we paid the vehicle purchase price directly to the vehicle dealer and the marketing fee to Transition Leasing. Transition Leasing is engaged in the business of leasing such automobiles to individuals who do not have access to other sources because they do not meet the credit standards imposed by automobile retailers or banking institutions, generally because these individuals have past credit problems or sub-prime credit ratings.

     In leasing automobiles to its customers, Transition Leasing first determines the dollar amount that the customer is able to pay on a monthly basis, and then assists the customer in selecting an automobile within his price range. After an automobile has been selected by the customer, Transition Leasing arranges for the purchase of the automobile and the entering into of a lease with the customer (i.e., the lessee) with respect to the automobile.

     Transition Leasing has determined that any lease contracts originated by Transition Leasing that satisfy our purchase criteria will be made available to the us, to the extent that funds are available for such purchases and subject to the right of Transition Auto Finance III to acquire vehicles and lease contracts with proceeds that Transition Auto Finance III realizes from repossessions and prepayments and the right of Transition Leasing to sell certain vehicle lease contracts to Credit Union of Texas pursuant to the Leasing Services Agreement between Transition Leasing and them.

                               SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information, as of April 1, 2002, relating to the beneficial ownership of our Common Stock by:


o any person or "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), whom we know to own beneficially 5% or more of our outstanding shares of Common Stock;

o    each of our officers or directors; and

o all of our officers and directors as a group. Except as otherwise indicated, we believe that each of the persons named below possesses sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP


                                                         NUMBER OF
  NAME OF DIRECTOR OR EXECUTIVE                           SHARES          PERCENTAGE OF
OFFICER OR NAME OF BENEFICIAL OWNER                     OUTSTANDING           CLASS
-----------------------------------                     -----------       -------------
Transition Leasing Management, Inc
8144 Walnut Hill Lane, Number 680
Dallas, Texas 75231 .................................        1,000             100%

Kenneth C. Lowe .....................................            0               0

Randall K. Lowe .....................................            0               0

William H. Dreger ...................................            0               0

All current officers and directors as a group (3
persons) ............................................            0               0


The information in the above table as to beneficial ownership of common stock has been furnished by the respective shareholders, directors and officers. The directors of Transition Leasing could be deemed to share voting and investment powers over the shares of common stock owned of record by Transition Leasing. The sole director of Transition Leasing is Kenneth C. Lowe. The sole owners of the common stock of Transition Leasing are Kenneth C. Lowe and Randall K. Lowe. Transition Leasing has a number of preferred shareholders, who have limited voting rights and who may convert their preferred shares into shares of Transition Leasing common stock. The preferred shareholders, on a fully diluted basis, will not own more than 20% of Transition Leasing's voting securities.

                                   MANAGEMENT

BUSINESS BACKGROUND AND EXPERIENCE

     The names, ages, backgrounds and principal occupations of our directors and executive officers are set forth below:

     Kenneth C. "Ken" Lowe, age 66, has served as our sole director, President and Secretary since our inception. He is the principal executive officer and chief financial officer of Transition Leasing, Transition Auto Finance IV and each of the other subsidiaries of Transition Leasing. Mr. Lowe has served as a director, Vice President and Secretary of Transition Leasing from October 1994 until July 1996 and as a director, President and Secretary of Transition Leasing since July 1996. Since 1993, Mr. Lowe has been Vice President of Young & Lowe, Inc., a private investment banking firm. From 1990 to 1992, Mr. Lowe was President of Custom Data Services, a company that specialized in financial data processing and from 1988 to 1990, Mr. Lowe was President of Westside Communications, which provided telephone equipment service to commercial customers. Mr. Lowe has a Master's of Business Administration from Southern Methodist University and over 20 years of experience in investment banking.

     Randall K. Lowe, age 33, has served as our Vice President since our inception and Vice President of Transition Leasing since July 1998. Prior to joining us and since 1994, Mr. Lowe served as a credit analyst for Bank One in New Orleans, Louisiana and Dallas, Texas. From 1991 to 1994 Mr. Lowe was a credit analyst and branch office manager for Whitney National Bank, N.A. in New Orleans. Mr. Lowe holds a Bachelor of Science degree from Tulane University. Randall Lowe is the son of Ken Lowe.

     William H. Dreger, age 57, joined us in September 1999 and serves as our Controller and Chief Accounting Officer. He also serves as Controller and Chief Accounting Officer of Transition Leasing and Transition Leasing's other subsidiaries. Prior to joining the Company, Mr. Dreger was Chief Financial Officer and Chief Information Officer for Down to Earth, Inc. in Garland, Texas from 1994 to 1999. From 1985 to 1992, Mr. Dreger was President of Stephenson Financial Services, Inc. in North Hollywood, California. Mr. Dreger has a Bachelor of Business Administration from the University of North Texas at Denton, is a Certified Public Accountant and has over 25 years of experience in accounting and systems.

     Except as disclosed above, there are no family relationships among our directors and any of our executive officers. Except as disclosed above, none of our directors hold any directorship in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

     Ken Lowe devotes all of his working time to the business and affairs of Transition Leasing, us and the other subsidiaries of Transition Leasing.

     None of our executive officers has entered into an employment agreement with us.

INDEMNIFICATION

     Our Articles of Incorporation provide that, to the fullest extent permitted by Texas law, our directors and former directors shall not be liable to us or our shareholders for monetary damages occurring in their capacity as a director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable:

     o for any breach of the director's duty of loyalty to us or our shareholders;

     o for acts or omissions not in good faith that constitute a breach of duty of our director or which involve intentional misconduct or a knowing violation of law;

     o for transactions from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director's office; or

     o for acts or omissions for which the liability of a director is expressly provided by law.

     Our Articles of Incorporation and Bylaws grant mandatory indemnification to directors and officers to the fullest extent authorized under the Texas Business Corporation Act. In general, a Texas corporation may indemnify a director or officer who was, is or is threatened to be, made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Texas corporation may indemnify an officer or director in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transition Leasing owns 100% of our Common Stock. Our officers are also officers of Transition Leasing. Mr. Kenneth Lowe is President and Secretary and a director of Transition Leasing and a director, the President, Chief Financial Officer and Secretary of our company, Transition Auto Finance II and Transition Auto Finance III. These officers will devote as much of their time to our business as, in their judgment, is reasonably required. We have real and ongoing conflicts of interest with Transition Auto Finance III and Transition Leasing in allocating management time, services, overhead and functions among ourselves, Transition Auto Finance III and Transition Leasing. Management of Transition Auto Finance III and Transition Leasing intends to resolve any such conflicts in a manner that is fair and equitable to us. However, there can be no assurance that Transition Leasing will not form additional subsidiaries engaged in the same business as us or that any particular conflict may be resolved in a manner that does not adversely affect you. Neither Transition Auto Finance III nor Transition Leasing has guaranteed or is otherwise liable for our debts and liabilities.

     Under the terms of the Servicing Agreement and the Purchasing Agreement, Transition Leasing will be paid various fees and be entitled to reimbursement for its expenses incurred in connection with the repossession, remarketing, repair and resale of vehicles out of the proceeds from such resales. The terms of the Servicing Agreement and the Purchasing Agreement were not negotiated at arm's-length but were determined unilaterally by the management of Transition Leasing. Thus, there are real and ongoing conflicts of interest with respect to these agreements. We did not and do not intend to seek competitive bids from other providers of lease purchasing, administration and collection services. There has been no independent determination of the fairness and reasonableness of the terms of these transactions and relationships. Thus, there is no assurance that such services could not have been obtained from an unaffiliated third party in arm's-length negotiations on terms more favorable to us.

     In addition, the terms of the lease contracts to be originated by Transition Leasing will not have been negotiated at arm's-length but will be determined unilaterally by Transition Leasing. Transition Leasing will receive 57.5% of each customer's down payment as a marketing fee.

     Transition Leasing currently provides purchase and collection services for Transition Auto Finance III, but does not provide such services to any other party, including affiliates. Transition Leasing, however, may agree in the future, to purchase and service lease contracts for itself, its affiliates and other unrelated parties. We have the right to purchase additional lease contracts originated by Transition Leasing from the net collection proceeds on our existing lease contracts until the earlier of the sinking fund trigger date or an event of default under the Indenture. Management of Transition Leasing will have real and ongoing conflicts of interest in deciding whether to make available to us any automobile lease contracts that it originates or to retain or acquire the contracts for its own benefit or for the benefit of affiliated parties, including future subsidiaries to be engaged in the vehicle leasing business. Transition Leasing has determined that all vehicle lease contracts purchased or originated by Transition Leasing that satisfy our contract criteria will be made available to us, to the extent that we have funds available for such purchases, subject only to right of Transition Auto Finance III to acquire vehicle lease contracts and vehicles with proceeds from repossession of its leased vehicles or prepayments of its lease contracts and the right of Transition Leasing to sell certain vehicle lease contracts to Credit Union of Texas pursuant to the Leasing Services Agreement between Transition Leasing and them.

     We will use up to 2% of the gross proceeds from the sale of the notes to reimburse Transition Leasing, our parent, for offering and organizational expenses paid by it. The maximum reimbursement will range from $5,000 for the minimum offering of $250,000 to $200,000 for the maximum offering of $10,000,000. Transition Leasing has agreed to pay such expenses to the extent they exceed 2% of the gross proceeds from the sale of the notes. It is expected that such expenses will exceed 2% of the gross proceeds from the sale of the notes, only if the aggregate gross proceeds from sale of the notes are less than $10,000,000.

     We believe that the transactions between us and Transition Leasing, including the marketing fee and other fees to be paid to Transition Leasing, are reasonable, based on comparable fees paid to lease brokers (or facilitators) in automobile leasing transactions involving customers with sub-prime credit ratings. The amount of fees payable to Transition Leasing may not be increased without the consent of holders of at least 75% of the aggregate principal amount of the notes (excluding notes we hold or that are held by our affiliates).

     We have joined in a tax sharing agreement with Transition Leasing. In general, under the terms of this agreement, Transition Leasing is responsible for making all payments of federal income taxes due with respect to itself and its subsidiaries to the Internal Revenue Service and all payments of state and local consolidated, combined and unitary income taxes to the applicable state and local authorities. Under applicable federal tax laws, however, if Transition Leasing fails to make such payments of tax, the subsidiaries, including us, would be responsible for making such payments.

     We have adopted a policy pursuant to which we will not make loans to officers, directors, stockholders or affiliates of such persons.

     All ongoing and future transactions with our affiliates will be entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties and must be approved by a majority of our directors.

                                   LITIGATION

     Neither we nor Transition Leasing is the subject of any pending litigation.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

GENERAL

     As of the date hereof, we have had no operating history. The net proceeds of the sale of the notes will be employed to purchase vehicles for lease and lease contracts from Transition Leasing. While the notes remain outstanding, we will be prohibited from engaging in any business other than the purchase or other acquisition of vehicles and lease contracts, collection and servicing of the lease contracts (including possession and resale of the vehicles) and the remarketing of the vehicles upon termination of the lease contracts, and from incurring any additional indebtedness other than allowed expenses and any other amounts incurred in the ordinary course of our business.

     Our use of the net collection proceeds from the lease contracts will be restricted to payments on the notes and, so long as we are not in default under the Indenture, to payments of allowed expenses and, until the sinking fund trigger date, to the purchase or acquisition of additional vehicles for lease additional eligible lease contracts from Transition Leasing.

CAPITAL RESOURCES AND LIQUIDITY

     Our primary sources of funds for repayment of the notes will be proceeds from the lease contracts, any income on the reinvestment of such proceeds, and any proceeds from sale or refinancing of the remaining lease contracts at the maturity of the notes. We do not have, nor are we expected to have in the future, any significant source of capital for payment of the notes and our expenses other than such sources. Payment of the principal or interest on the notes is not guaranteed by any other person or entity. Although our management believes that we will realize sufficient proceeds from the foregoing sources to pay all installments of interest when due on the notes and to satisfy the principal amount of the notes in full prior to or at maturity, there can be no assurance that such sources will be sufficient to repay the notes in full. Moreover, management's belief is based on a number of assumptions, believed by management to be reasonable. Should any of such assumptions prove to be inaccurate, it could have a material adverse effect on our ability to pay the notes in accordance with their terms.

     We intend to use at least 90% of the gross proceeds from the sale of notes to purchase or acquire vehicles or lease contracts. We expect that substantially all lease contracts and vehicles will be acquired in transactions originated by Transition Leasing. None of the offering proceeds will be used to pay interest on the notes. Any cash proceeds from existing lease contracts in excess of interest payments and payments of allowed expenses will be reinvested in the purchase of additional vehicles and the entering into of related lease contracts prior to the sinking fund trigger date, thereby causing the total amount of funds invested in the lease contracts to exceed the amount of the proceeds from the sale of notes. We believe that by purchasing and acquiring lease contracts that meet the lease contract criteria, the total future installments required to be paid under the lease contracts should be greater than the outstanding principal of the notes. All of the vehicles and lease contracts purchased or acquired with proceeds from the sale of the notes or with the collection proceeds from previously purchased or acquired lease contracts will serve as collateral for the notes.

     We believe that the amount of the collateral for the notes will increase until the sinking fund trigger date. As a result of our reinvestment of the net collection proceeds from existing lease contracts, after deduction for payments of interest and allowed expenses, in additional lease contracts, we believe that the ratio of the total unpaid installments of the lease contracts securing the notes to the aggregate principal of the outstanding notes will generally increase until the sinking fund trigger date.

     The foregoing paragraph contains forward-looking information that is based on a number of assumptions and these assumptions include certain risks and uncertainties. A principal risk is that we have had no operations to date, and Transition Leasing, our parent, which is responsible for the acquisition and servicing of our lease contracts, has a relatively limited operating history to date upon which to base these assumptions. Other risks and uncertainties are set forth elsewhere in this Prospectus. A variation in any single assumption could materially alter our ability to cover the allowed expenses and pay all principal and interest due on the notes. There is no assurance that these assumptions, including, without limitation, the expected implicit interest rate of 18% per annum with respect to the lease contracts, will be achieved. Accordingly, our ability to cover the allowed expenses and pay all principal and interest on the notes may differ materially from this forward-looking information.

                        ADDITIONAL INDENTURE PROVISIONS

     The following material describes certain provisions of the Indenture. The descriptions are not complete. We strongly recommend that you review the Indenture.

MODIFICATION OF INDENTURE

     With the consent of the holders of at least a majority of the aggregate principal amount of the outstanding notes, the Trustee can agree with us to amend or supplement the Indenture or the notes, except as provided below. We will mail notice of any such amendment of the Indenture or the notes to all holders of the notes promptly after the effectiveness thereof. Without the consent of the holder of each outstanding note affected, however, no amendment to the Indenture or supplemental Indenture will, among other things:

     o reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

     o reduce the rate of or extend the time for payment of interest on any note;

     o    reduce or extend the maturity of the principal of any note;

     o permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any note of the collateral afforded by the lien of the Indenture; or

     o    make any note payable in money other than that stated in the note.

     Without the consent of the holders of at least 75% of the aggregate principal amount of the outstanding notes, no supplemental Indenture may increase the amount of fees payable to Transition Leasing. For the purpose of consents of noteholders, the term "outstanding" excludes notes which we hold or which are held by our affiliates. (Indenture, Section 1.1.)

     We may amend or supplement the Indenture or the notes, without obtaining the consent of noteholders, to cure ambiguities or make minor corrections and, among other things, to make any change that does not adversely affect the interests of the noteholders. (Indenture, Section 9.1.)

EVENTS OF DEFAULT

     An event of default with respect to the notes is defined in the Indenture as being any of:

     o our failure to make any interest payment on the notes within 30 days after it becomes due;

     o    our failure to pay when due the principal of any notes;

     o the impairment of the validity or effectiveness of the Indenture or of the security interest granted thereby;

     o    the improper amendment or termination of the Indenture;

     o the continuance of any of the following events for a period of 30 days after we are delivered notice of such event by the Trustee or after we and the Trustee are delivered notice of such event by the holders of notes representing at least 25% of the aggregate principal amount of the outstanding notes;

     o the creation of a lien on any of the assets other than the lien of the trust or the Trustee;

     o the failure of the Indenture to create a valid first priority security interest in assets which are held in the trust;

     o    our failure to comply with any of our covenants in the Indenture;

     o Transition Leasing's failure to purchase lease contracts which are in default or which it otherwise is required to purchase from us;

     o the incorrectness in any material respect of any of our representations or warranties in the Indenture (exclusive of representations and warranties as to individual lease contracts that Transition Leasing is obligated to, and does, repurchase from us) and the failure to cure such circumstances or condition within 30 days after we receive notice thereof from the Trustee or the holders of notes representing at least 25% of the aggregate principal amount of the outstanding notes; or

     o we enter into bankruptcy, or are put into bankruptcy, or become subject to certain other actions relating to insolvency or other financial incapacity.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default should occur and continue, the Trustee may, or at the direction of the holders of notes representing at least 25% of the principal amount of the notes will, declare the notes due and payable. Upon such declaration, the notes will immediately become due and payable in an amount equal to their remaining principal amount plus accrued interest at such time. Under such circumstances, such declaration may be rescinded by the holders of a majority of the aggregate principal amount of the outstanding notes. (Indenture, Section 6.2.)

     If, following an event of default, the notes have been declared due and payable, the Trustee may exercise one or more of its remedies including:

     o the right to retain the assets held as collateral in the trust and apply all amounts received with respect to such assets, first, to payment of its fees and expenses and then, to the payment of the principal of and interest on the notes, ratably with respect to the noteholders (Indenture, Sections 6.3, 6.10 and 6.13);

     o the right to sell the assets held as collateral in the trust and apply the proceeds, first, to payment of its fees and expenses and then, to the amounts due on the notes (Indenture, Sections 6.3, 6.10 and 6.14); or

     o the right to cause a transfer of all funds in our operating account directly to the sinking fund account.

     In the event of a continuing default by Transition Leasing with respect to its obligations under the Servicing Agreement or the Purchasing Agreement, the Trustee will also have the right to direct us to terminate the duties and rights of Transition Leasing under such agreements and to cause Transition Leasing to turn over to the Trustee all records and data pertaining to the lease contracts in its possession. (Indenture, Section 5.10; Servicing Agreement, Section 9; Purchasing Agreement.)

     The holders of a majority of the aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conduct of any proceedings for any remedy available to the Trustee to exercise any trust or power conferred on the Trustee. The Trustee may refuse, however, to follow any such direction that conflicts with law or the Indenture, that is unduly prejudicial to the rights of noteholders not joining in such direction or that would subject the Trustee to personal liability. (Indenture, Section 6.5.) The holders of a majority of the aggregate principal amount of the outstanding notes may also waive any default, except a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of each holder of notes affected. (Indenture, Section 6.4.)

     No holder of notes will have the right to pursue any remedy with respect to the Indenture or the notes, unless:

     o such holder gives to the Trustee written notice of a continuing event of default;

     o the holders of at least 25% of the aggregate principal amount of the outstanding notes have made a written request to the Trustee to pursue such remedy, and have offered indemnity satisfactory to the Trustee against loss, liability or expense;

     o    the Trustee does not comply with the request within sixty (60) days;
          and

     o the Trustee has received no contrary direction during such 60-day period from the holders of a majority of the principal amount of the outstanding notes. (Indenture, Section 6.6.)

     Notwithstanding the foregoing, the Indenture prohibits the Trustee from reselling any portion of the assets held in trust as collateral upon the occurrence of an event of default to us or any of our officers or directors, Transition Leasing or any of its shareholders, officers or directors, or any other of our affiliates.

RESTRICTIONS ON BUSINESS ACTIVITIES AND ADDITIONAL INDEBTEDNESS

     We have made certain covenants in the Indenture that restrict our business activities and prohibit certain transactions. We have agreed, among other things, that, without the consent of the holders of a majority of the aggregate principal amount of the notes, we will not:

     o engage in any business or activity other than or in connection with the purchase or other acquisition of vehicles, entering into lease contracts, collection and servicing of the lease contracts, the repossession and resale of the vehicles, the remarketing of vehicles upon termination of the lease contracts and the raising of equity capital, and any other incidental businesses or activities;

     o create, incur, assume or in any manner become liable in respect of any indebtedness other than the notes, any allowed expenses and any other amounts incurred in the ordinary course of our business;

     o    not to dissolve or liquidate in whole or in part; or

     o merge or consolidate with any corporation, partnership or entity other than a subsidiary of which we are, directly or indirectly, the sole owner or any affiliate thereof whose business is restricted in the same manner as our business. (Indenture, Section 5.11.)

OTHER JURISDICTIONS

     We will do business in Texas, primarily, but we may also lease vehicles in such other jurisdictions as Transition Leasing determines to be viable markets for our business plan. We will endeavor to do business in new jurisdictions ourselves, without forming additional subsidiaries, but where circumstances make it advantageous for us to do so, we may choose to form a subsidiary to conduct our operations in a new jurisdiction.

     If we choose to expand our operations to a new jurisdiction or to utilize a subsidiary to do so, under the terms of the Indenture, we must present evidence to the Trustee that our operations, or those of our subsidiary, will comply with the laws in that jurisdiction regarding vehicle leasing and conducting business generally. If we choose to utilize a subsidiary to expand our operations to a new jurisdiction, our subsidiary must execute and deliver to the Trustee an agreement to be bound by the Indenture in exactly the same manner and to the same extent as we are and to make its assets subject to the lien imposed by the Indenture in favor of the Trustee.

COMPLIANCE STATEMENTS

     We and Transition Leasing are required to certify, quarterly, to the Trustee that we have fulfilled our obligations under the Indenture. (Indenture, Section 5.6.)

TRUSTEE'S ANNUAL REPORT

     The Trust Indenture Act requires the Trustee to mail annually to all holders of notes a brief report if any of certain events occur. These events include:

     o any change in the Trustee's eligibility and qualifications to continue as the Trustee under the Indenture;

     o    any amounts advanced by the Trustee under the Indenture;

     o the amount, interest rate and maturity date of certain indebtedness, if any, owing by us to the Trustee in our individual capacity;

     o any change to the property and funds, if any, physically held by the Trustee as such;

     o any change in or any release, or release and substitution, of property subject to the lien of the Indenture; and

     o any action taken by it that materially affects the notes and that has not been previously reported. (Indenture, Section 7.6.)

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The Indenture will be discharged, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment or redemption of all of the notes. Our duties to you will cease upon such deposit. (Indenture, Section 8.1.)

DUTIES OF TRUSTEE

     The Trustee is obligated, under the Indenture, to use the same degree of care and skill in the exercise of its rights and powers under the Indenture as a prudent man would exercise or use under the circumstances in his own affairs. Except during an event of default, the Trustee may rely, in the absence of bad faith, on certificates and opinions furnished to it. Generally, the Trustee is not relieved from liability for its own negligence or willful misconduct except that it is not liable:

     o if it acted in good faith in accordance with a direction from the holders of not less than a majority in principal amount of the notes; or

     o for any error in judgment made in good faith and without negligence in ascertaining the pertinent facts.

     The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. (Indenture, Section 7.1.)

THE TRUSTEE

     Trust Management, Inc. will be the Trustee under the Indenture for the notes. We are obligated to pay the fees and expenses of the Trustee relating to the notes. To provide security for our obligation to pay such fees and expenses, the Trustee has a lien on the same assets as secure the notes. The Trustee's lien is prior to that of the notes, prior to the assets in the trust, except as to any money held in trust to pay principal and interest on the notes. (Indenture, Section 7.7.)

                 MATERIAL LEGAL ASPECTS OF THE LEASE CONTRACTS

THE LEASES AS TRUE LEASES

     Under Texas Law, the lease contracts are leases of personal property. Under the Texas UCC, a transaction involving the lease of personal property may create either a lease or a security interest. If the transaction creates a lease, the lessor remains the owner of the personal property subject to the lease and the lessee has the right to possess and use the leased property during the term of the lease. The rights and remedies of the lessor and lessee under a true lease of personal property are determined primarily under Article 2A of the UCC (Leases). If the transaction creates a security interest:

     o the transaction is in effect a credit sale under which the lessor has in effect sold the personal property to the lessee on an installment payment basis and holds a security interest in the subject personal property to secure payment of the purchase price;

     o    the lessee is the purchaser and owner of the personal property; and

     o the lease payments are in effect payments of the purchase price for the subject personal property.

     The rights and remedies of the parties to a lease which is actually a sale coupled with a security interest are determined primarily under Article 2 of the UCC (Sales) and Article 9 of the UCC (Secured Transactions).

     The determination of whether a lease transaction creates a true lease or a sale coupled with a security interest is very important and will determine the respective rights, obligations and duties of the lessor, in this case us, and the customer and will have particular impact on the remedies available upon a default by the customer. The following are some of the significant differences between a true lease and a lease which is in effect a sale coupled with a security interest:

     o    A true lease is exempt from Texas usury laws; a credit sale is not.

     o A lessor under a true lease generally has a better chance than a secured creditor of obtaining current payments, as well as repossession of the goods, when the lessee is in bankruptcy.

     o In the case of default, a true lessor has different and often more favorable remedies than those available to a secured creditor.

     o A security interest, unlike a lease, is subject to priority rules with respect to the claims of competing secured creditors. If a lessor, not contemplating that this transaction will be characterized as creating a security interest, takes no steps to perfect the security interest created in the transaction, a Trustee in bankruptcy or some other third party may claim that the lessor is actually an unperfected secured creditor and may be able to void, or otherwise take priority over, the security interest, leaving the lessor/seller with an unsecured obligation to pay the lease payments.

     o A transaction that is truly a security interest, and not a lease, may result in exclusion of the leased goods from the lessee's insurance coverage under some policies.

     Whether a transaction creates a lease or a security interest depends on the particular terms and facts on which the transaction is based. If the transaction, however labeled, is actually a transaction under which the lessee is acquiring ownership, or the equivalent of ownership, of the leased goods, the transaction is a sale coupled with a security interest. The transaction will be considered a security interest if the lessee's obligation to pay the consideration under the lease (the rent payments) is not subject to termination by the lessee, and one or more of the following factors are also present:

     o The original lease term is equal to or greater than the remaining economic life of the goods.

     o The lessee is required to renew the lease for the remaining economic life of the goods or is required to become the owner of the goods.

     o The lessee has an option to renew the lease for the remaining economic life of the goods for no additional consideration or for nominal additional consideration upon compliance with the terms of the lease agreement.

     o The lessee has an option to become the owner of the goods for no additional consideration or nominal additional consideration upon compliance with the terms of the lease agreement.

     Additional consideration is nominal if it is less than the lessee's "reasonably predictable" cost of performing under the lease agreement if the option is not exercised. Additional consideration given for an option to renew or an option to purchase is not nominal if:

     o When the option to renew the lease is granted, the rent is stated to be the fair market rent for the use of the goods for the term of the renewal determined at the time the option is to be performed.

     o When the option to become the owner of the goods is granted, the price is stated to be the fair market value of the goods determined at the time the option is to be performed.

     A transaction does not create a security interest merely because it provides for any of the following:

     o The "present value" of the consideration to be paid for the right to possession and use of the goods is substantially equal to or greater than the fair market value of goods at the time the lease agreement is made. In this context, present value means the amount, as of a date certain, of one or more sums payable in the future, discounted to the date certain. The discount is determined by the interest rate specified by the parties, if that rate is not manifestly unreasonable at the time the transaction is consummated. Otherwise, the discount is determined by a reasonable rate that takes into account the facts and circumstances of each case.

     o The lessee assumes the risk of loss of the goods or agrees to pay taxes, insurance, filing, recording, or registration fees or service or maintenance costs with respect to the goods.

     o The lessee has an option to renew the lease or become the owner of the goods.

     o The lessee has an option to renew the lease for a fixed rent that is equal to or greater than the reasonably predictable fair market rent for the use of the goods for the term of the renewal at the time the option is to be performed.

     o The lessee has an option to become the owner of the goods for a fixed price that is equal to or greater than the reasonably predictable fair market value of the goods at the time the option is to be performed.

     We believe that the lease contracts create true leases and will be governed by the laws and regulations applicable to the lease of personal property rather than the laws and regulations applicable to credit sales of motor vehicles for the following reasons:

     o each of our lease contracts will provide for the lease of a vehicle for a term which is considerably shorter than the expected useful life of the vehicle;

     o the lease payments required under each lease contract are in an aggregate amount less than the payments which would be made if the transaction was in essence a sale of the vehicle; and

     o at the expiration of the lease term, the customer can either return the vehicle to us with no further payment obligations or purchase the vehicle at a fixed purchase price which, based on our policies, should be equal to or greater than the reasonably predictable fair market value of the vehicle.

     In documenting and servicing the lease contracts, we will follow the rules and procedures required for true lease transactions.

SECURITY INTEREST IN LEASE CONTRACTS

     To secure payment of the notes, we will grant to the Trustee a security interest in and to each of the lease contracts. Pursuant to the provisions of
Article 9 of the UCC governing security interests, a lease is designated as chattel paper. A security interest in chattel paper may be perfected either by taking possession of the lease contract or by the filing of a UCC financing statement with the Secretary of State of the state in which a corporate debtor is organized. We are organized under the laws of the State of Texas and a security interest in one of our lease contracts may be perfected by filing a UCC financing statement with the Secretary of State of the State of Texas. In the event Transition Leasing forms a subsidiary to carry out a vehicle leasing business in one or more other states, appropriate filings will be made in such other states.

     Upon any purchase of lease contracts by us, the original lease contracts and related title documents for the vehicles will be delivered to the Trustee. Possession of such lease contracts and related title documents will be retained by the Trustee or other financial institution appointed by the Trustee and us to act as custodian and bailee of the lease contracts and related title documents for the benefit of the Trustee and us. Upon its purchase, each lease contract will be physically labeled to indicate the security interest therein of the Trustee. In addition, a UCC financing statement will be filed in the appropriate public office to perfect by filing and give notice of the Trustee's security interest in the lease contracts and all proceeds therefrom.

SECURITY INTERESTS IN VEHICLES

     We will own the vehicles subject to the lease contracts. To secure payment of the notes, we will grant to the Trustee a security interest in and to each of the vehicles subject to a lease contract. Perfection of security interests in vehicles is generally governed by the motor vehicle registration laws of the state in which a corporate debtor's principal place of business is located. As stated above, as our principal place of business is located in the State of Texas, a security interest in a vehicle will be perfected according to the requirements of Article 9 of the UCC and the motor vehicle registration laws of the State of Texas. In Texas, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     With respect to lease contracts we purchased, the originating entities will sell and assign the lease contracts and the vehicles to us upon purchase of the lease contracts. The originating entities will also provide evidence that proper applications for certificates of title have been made to ensure that we will be named as the owner and the Trustee as the first lienholder on the certificates of title relating to the vehicles. We will deliver possession of the lease contracts (originated or purchased) and related title documents to the Trustee or other financial institution appointed by us and the Trustee to act as custodian and bailee for us and the Trustee. We will supplement the description in the Indenture of the lease contracts and confirm our grant to the Trustee of a security interest in all lease contracts that we purchase.

OTHER MATTERS AFFECTING MOTOR VEHICLES AND LEASE CONTRACTS

     Under the laws of Texas, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a vehicle. The Texas UCC also grants priority to certain federal tax liens over the lien of a secured party. Certain state and federal laws permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities that may result in the loss of a collateralized party's perfected security interest in the confiscated motor vehicle. Upon our purchase of each lease contract or vehicle, we will receive a warranty from Transition Leasing that the lease contract creates a valid, subsisting and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes or the confiscation of a vehicle could arise or occur at any time during the term of a lease contract. Notice will not necessarily be given to us in the event such a lien arises or confiscation occurs.

     If a lien customer of ours relocates to another state, under the laws of most states, the perfected security interest in the vehicle would continue for four months after such relocation and thereafter, in most instances, until the customer re-registers the vehicle in such state. Almost all states generally require surrender of a certificate of title to re-register a titled vehicle. Therefore, the Trustee or other appointed custodian must surrender possession, if it holds the certificate of title to such vehicle, before the vehicle owner may effect the re-registration. In addition, we should receive, absent clerical errors or fraud, notice of surrender of the certificate of title because we will be listed as the owner on the face of the title, and the Trustee will be shown as the first lienholder thereon. Accordingly, we should have notice and the opportunity to re-perfect out security interest in the vehicle in the state of relocation. If a customer moves to one of the few states that does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection or loss of the Trustee's security interest in such vehicle. The loss of the Trustee's security interest in a number of vehicles under these circumstances could have a material adverse effect on the collateral for the notes. In the ordinary course of servicing the lease contracts, we will take steps to effect such re-perfection upon receipt of notice of re-registration or other information from the customer as to relocation. Under the Servicing Agreement and the Indenture, we are obligated to maintain the continuous perfection of the security interest represented by each lease contract in the related vehicle.

REPOSSESSION

     Under Texas law, in the event of default by a customer on a lease contract, we, as lessor, have all the remedies of a lessor under Article 2A of the UCC. The UCC remedies of a lessor include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless the customer under a lease contract voluntarily surrenders a vehicle, self-help repossession, by an individual independent repossession specialist engaged by Transition Leasing, will be the method usually employed by Transition Leasing when an customer defaults. Self-help repossession is accomplished by retaking possession of the vehicle. If a breach of peace is likely to occur, or if applicable state law so requires, Transition Leasing must obtain a court order from the appropriate state court and repossess the vehicle in accordance with that order. Most of the states in which Transition Leasing intends to originate lease contracts have state laws that would not require it, in the absence of a probable breach of the peace, to obtain a court order before it attempts to repossess a vehicle.

DISPOSAL OF VEHICLES AND DAMAGES AGAINST DEFAULTING CUSTOMERS

     Under Texas law, upon default by a lessee, the UCC permits the lessor to take possession of the leased goods, either by self-help methods or by judicial process. Upon repossession of leased goods, a lessor may dispose of the leased goods (either by releasing the leased goods or selling the leased goods) and seek recovery of damages from the lessee. Damages of a lessor upon default by a lessee include payment of all unpaid lease payments due and owing on the date of disposition of the leased goods, recovery of the expenses incurred by the lessor in pursuing its remedies against the lessee, and damages for the unpaid installments of rent due under the lease. The damages to which a lessor is entitled for the unpaid installments of rent due under a lease after default by a lessee will be determined by whether the disposition of the leased goods is by releasing or by sale. If the leased goods are re-leased, damages are based on the present value of the remaining lease payments under the lease which is in default, less the present value of lease payments due under the new lease created when the goods are re-leased. If the leased goods are resold, damages will be based on the difference between the sum of estimated value of the leased goods at the expiration of the lease which is in default plus the present value (or other similar adjustment) of the remaining lease payments, on the one hand, and the amount realized upon the sale of the leased goods, on the other. Vehicles we repossess will generally be re-leased to a new lessee or sold by Transition Leasing through wholesale automobile networks or auctions that are attended principally by dealers.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay our ability to repossess and re-lease or sell a vehicle subject to a lease contract under which the lessee has defaulted or enforce a judgment for the damages to which we are entitled upon repossession and release or sale of the motor vehicle. In the event that damages are not obtained, are not satisfied, are satisfied at a discount or are discharged, in whole or in party, in bankruptcy proceedings, including bankruptcy proceedings under Title 11 United States Code (the Federal bankruptcy law), we may suffer a loss and diminish our ability to repay the notes.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leases. These laws include, but are not limited to, the Consumer Leasing Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and M, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other similar laws. These laws require us to provide certain disclosures to prospective lessees, prohibit misleading advertising and protect against discriminating financing or unfair credit practices. The Federal Reserve Board has published final revisions to Regulation M under the Consumer Leasing Act that are applicable to automobile lease contracts. The Equal Credit Opportunity Act prohibits creditors from discriminating against lease applicants on the bases of race, color, sex, age or marital status. Under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. The Fair Credit Reporting Act requires the Company to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. In addition to the foregoing, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the lease contracts. The socalled "Holder-in-Due-Course" Rule of the Federal Trade Commission, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, is intended to defeat the ability of the transferor of a consumer credit contract (such as the lease contracts), which transferor is the lessor of the goods that gave rise to the transaction, to transfer such contract free of notice of claims by the debtor thereunder. The effect of the Holder-in-Due-Course Rule is to subject the assignee of such a contract to all claims and defenses that the lessee under the contract could assert against the lessor of the goods. Most of the lease contracts will be subject to the requirements of the Holder-In-Due-Course Rule. Accordingly, as holder of the lease contracts, we may be subject to any claims or defenses that the lease customer may assert against us, as lessor. Such claims are limited to a maximum liability equal to the amounts paid by the customer on the lease contract. The customer, however, may also assert the Holder-In-Due-Course Rule to offset remaining amounts due on the lease contract as a defense against any claim we bring against such customer.

     Several states and the federal government have enacted "lemon laws" and similar statutes containing warranty protections for consumers who purchase or lease new or used motor vehicles. The application of these statutes may give rise to a claim or defense by a consumer against the manufacturer of a purchased vehicle or the dealer from or through whom such consumer purchased or leased such vehicle. We may be required to cancel a lease with a consumer who successfully asserts such a claim or defense, and while we would have a claim against the manufacturer or such dealer, there can be assurance that we will be made whole in every case in which the consumer successfully asserts such rights.

     Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the lessee of a vehicle, the lessee may be able to assert a defense against the seller of the vehicle.

OTHER LIMITATIONS

     In addition to the limitations discussed above, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lessor to realize upon leased goods or collect all damages to which the lessor is entitled upon default by the lessee. For example, in a proceeding under the federal bankruptcy law, a claim for damages may be treated as an unsecured claim and may not be paid in full if the particular bankruptcy proceeding does not result in payment in full of other similar unsecured claims. The federal bankruptcy laws, however, do require the debtor or trustee in a bankruptcy proceeding to perform all obligations of the lessee under the lease (including payment of the installments of rent due under the lease) and to cure any outstanding defaults if the leased goods are to remain in the possession of the debtor or trustee subject to the provisions of the lease.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

SCOPE AND LIMITATIONS

     The following is a general discussion of material federal income tax consequences relating to the purchase, ownership, and disposition of the notes by the holders acquiring the notes on their original issuance for cash in an amount equal to the stated principal amount of the notes (without premium or discount). The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority as of the date hereof, all of which may be repealed, revoked or modified retroactively in a manner that could adversely affect a holder of the notes.


     The discussion deals only with the notes held as capital assets (generally property held for investment and not for sale to customers in the ordinary course of a trade or business) by holders who are:


     o    citizens or residents of the United States;

     o    domestic corporations, partnerships or other entities; or

     o otherwise subject to U.S. federal income taxation on a net income basis in respect of income or gain from the notes.

     The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Moreover, the Internal Revenue Service may disagree with all or a part of the discussion below. This summary does not address tax consequences of holding notes under state, local or foreign tax laws.


     No ruling on any of the issues discussed below will be sought from the Internal Revenue Service. However, we have obtained an opinion from Thompson & Knight L.L.P., our special tax counsel, that the discussion below under "Tax Consequences to Noteholders" and "Certain Federal Income Tax Liabilities of the Company and Transition Leasing" is accurate in all material respects and addresses fairly the material federal income tax considerations discussed therein. Such opinion is not binding on the Internal Revenue Service.


     Each purchaser should consult with his own tax advisor as to the particular tax consequences to him of purchasing, owning or disposing of the notes, including the effect of state, local or foreign laws.

TAX CONSEQUENCES TO NOTEHOLDERS


     Treatment of the Notes as Indebtedness. We will agree, and you will agree by your purchase of notes, to treat the notes as debt for federal income tax purposes, unless an adverse determination dictates otherwise. If, however, it is determined for tax purposes that the notes represent an equity investment, a substantial portion of the discussion set forth below will be inapplicable and the tax consequences to the holders of the notes will change, possibly with adverse tax consequences. The discussion below assumes the characterization of the notes as debt is correct.


     Interest and Principal Payments on the Notes. As a general rule, interest paid or accrued on the notes will be treated as ordinary income to the holders of the notes. If you use the accrual method of accounting for federal income tax purposes, you will be required to include stated interest earned on the notes in ordinary income as it accrues. If you use the cash receipts and disbursements method of accounting for federal income tax purposes, you must include such interest in ordinary income when payments are received (or made available for receipt) by you. Principal payments will not be taxable but will be treated as return of capital, reducing your basis in the notes.

     Sale or Other Disposition. In general, you will recognize gain or loss upon the sale, redemption, retirement or other disposition of a note in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. Your adjusted tax basis of a note generally will equal the amount paid for the note at the time of issuance, decreased by principal payments previously received by you. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest not previously included in income, and will be long-term capital gain or loss if the note was held for more than one year. Capital losses generally may be used only to offset capital gains.

     Tax Administration and Reporting. The Trustee will furnish you a statement with each distribution setting forth the amount of such distribution allocable to principal and to interest. Such payment of principal or interest reports will be made annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest with respect to the notes.


     Backup Withholding. Under certain circumstances, you may be subject to "backup withholding" at a 30% rate for the 2002 and 2003 taxable years and comparable but slightly decreasing rates for taxable years thereafter. Backup withholding may apply to you if you are a United States person and if you, among other circumstances, fail to furnish your Social Security number or other taxpayer identification number to the Trustee. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a note.

     Individual Retirement Accounts. An individual retirement account ("IRA") is generally exempt from state and federal income taxes unless it receives income which is unrelated business taxable income ("UBTI"), as defined in the Internal Revenue Code. Interest income from notes held by an IRA and gain from the sale of those notes are generally not UBTI unless the notes are acquired by the IRA with borrowed funds. As a result, if you are investing through your IRA, no tax will be owed on interest income or gain from the sale or other disposition of the notes, provided that your IRA does not borrow any portion of the amount used to purchase the notes.

CERTAIN FEDERAL INCOME TAX LIABILITIES OF THE COMPANY AND TRANSITION LEASING

     Transition Leasing will file a consolidated federal income tax return with us. Because of the consolidated filing and the closely-held corporation status of Transition Leasing, additional federal income tax consequences may arise. Certain of these are summarized below.


     The Company and Transition Leasing and its other subsidiaries constitute an "affiliated group" and, as such, intend to file consolidated federal income tax returns. As a result, each of us will be severally liable for the federal income tax liability of the affiliated group. We believe that there will be sufficient assets available to timely pay the affiliated group's federal income tax liability as it becomes due and payable. Also, under a tax allocation agreement signed by us and Transition Leasing, Transition Leasing has agreed to pay all federal income tax liability of the affiliated group as it becomes due and payable, although there can be no assurance that Transition Leasing will have the ability to pay such obligations. Under applicable federal tax laws, if Transition Leasing fails to make such payments of tax, the other members of the affiliated group, including us, would be responsible for making such payments.


     Also, the affiliated group will be subject to the passive loss rules under
Section 469 of the Internal Revenue Code. As a result, any portfolio-type income earned by the affiliated group (e.g., interest and dividends) may not be able to be offset by passive losses of the affiliated group. We do not anticipate that either we or Transition Leasing will have significant amounts of portfolio-type income during the period the notes are outstanding. If portfolio-type income is realized, however, federal income tax may be owed with respect to such income even though the affiliated group otherwise has incurred passive losses. In addition, the affiliated group may be subject to the personal holding company rules of the Internal Revenue Code which may, in certain circumstances, impose an additional tax liability on the affiliated group.

                              PLAN OF DISTRIBUTION

UNDERWRITING

     We are offering up to $10,000,000 in aggregate principal amount of the notes. The notes will be sold on a "best efforts" basis by Great Nation Investment Corporation ("Great Nation"), and Great Nation is not obligated to purchase the notes. Great Nation may, but is not obligated to, select and engage participating soliciting broker/dealers that are qualified to offer and sell the notes in one or more states and that are members of the NASD. As of the date of this Prospectus, Great Nation has not engaged any soliciting broker/dealers to participate in the offering. Great Nation anticipates that Great Nation and any broker/dealers engaged to participate in the offering will solicit those investors and customers for whom this investment would be suitable. Great Nation and such other broker/dealer selling notes will be responsible for determining the suitability of the notes as an investment for any given investor.

     We will pay to Great Nation in consideration for its services, a sales commission of 6% of the principal amount of notes sold to investors. In addition, we will reimburse Great Nation for certain expenses incurred in connection with its due diligence activities with regard to the offering in an amount not to exceed 2% of the aggregate principal amount of the notes sold. We may terminate our underwriting agreement with Great Nation if the underwriting group is unable to sell at least $250,000 of the notes within 45 days after the date of this prospectus and at least $250,000 of the notes each calendar month after the month in which the 45th day after the date of this prospectus occurs. Great Nation may terminate the underwriting agreement in the event of a material breach of the underwriting agreement by us or if Great Nation reasonably determines that the notes are not marketable. Generally, Great Nation will bear all of its expenses; provided, however, that if Great Nation terminates the underwriting agreement because of a material breach of this Agreement by us, we shall be obligated to pay to Great Nation an amount equal to all of Great Nation's accountable out-of-pocket expenses. We have agreed, with Transition Leasing jointly and severally, to indemnify Great Nation against certain liabilities, including liabilities under applicable securities laws. The underwriting agreement provides that the obligations of Great Nation pursuant to the underwriting agreement are subject to the approval of certain legal matters by Great Nation's counsel and various other conditions.

     We may contract with other broker/dealers who are members of the National Association of Securities Dealers, Inc. to serve as additional underwriters of this offering. If we do, we expect the terms of our agreements with such other underwriters will not be materially different than our agreement with Great Nation.

     We will pay Transition Leasing up to 2% of the gross offering proceeds to reimburse Transition Leasing for offering and organizational expenses paid by Transition Leasing on our behalf. No part of these payments will be paid by Transition Leasing to brokers to engage in sales efforts for us (sometimes called "wholesale fees").

SUITABILITY STANDARDS


     You may invest in our offering only if you meet our minimum suitability standard or an applicable state suitability standard, whichever is more stringent. In order to meet our minimum suitability standard, you must:


     o have a gross annual income of at least $45,000, and a net worth (exclusive of personal residence, furnishings and automobiles) of at least $45,000, or

     o have a net worth (exclusive of personal residence, furnishings and automobiles) of at least $150,000, without reference to income and

     o have a net worth (exclusive of personal residence, furnishings and automobiles) at least ten times the amount of your subscription.

     You will be required to represent, in writing, that you satisfy the applicable standard.


     California is the only state we are currently aware of that requires a more stringent suitability standard, and each prospectus in California will be stickered with the more stringent standard. If you are a California resident, you will be required to represent in writing that you satisfy California's more stringent standard. If we become aware of any other states imposing more stringent suitability standards, a similar process will be followed with respect to such states.


ESCROW


     Investor funds will be held in a subscription escrow account with Texas Community Bank & Trust, N.A., as escrow agent, until a minimum of $250,000 in principal amount of the notes are sold. Investor funds held by the escrow agent bank in the subscription escrow account will be held in compliance with Rule 15c2-4 of the Exchange Act. In the event that the minimum amount of notes is not subscribed before July 1, 2002 (or any earlier termination of the offering), we will terminate this offering and the escrowed funds, plus interest at the rate payable by the escrow agent bank, will be promptly returned to the subscribing investors by the escrow agent bank. Upon the subscription of the minimum amount of notes, the escrowed funds will be released to us and the interest earned as of the release date will be remitted to the investors who tendered funds into the escrow. Any subsequent subscription funds with respect to the sale of additional notes will be immediately released to us and available for our use upon our request. All subscriptions are subject to our right to reject any subscription in whole or in part.

     The offering will terminate on April 1, 2003 (one year after the date of this prospectus), unless we sooner terminate it:


     o    upon the failure to achieve the minimum subscription amount; or

     o upon our determination, in our discretion, for any reason that it should be terminated.

     Early termination of the offering may result in our selling less than $10,000,000 in aggregate principal amount of the notes and may exacerbate certain risks to noteholders described under "Risk Factors" as our vehicle lease portfolio would as a result be smaller and more volatile and by increasing the amount of our overhead and fixed costs relative to our total assets.

     We intend to accept in the order received properly completed subscriptions and payments for subscription amounts from qualified investors meeting the applicable suitability standards. We may elect to treat certain subscriptions as accepted for purposes of any monthly limit on subscriptions from certain otherwise qualified investors (for example, IRA's) whose subscription funds are being paid by a Trustee or other institution that has confirmed to us that the funds will be paid. Upon the achievement of the maximum subscription amount ($10,000,000) for the notes, any subsequently received subscriptions will not be accepted by us and will be promptly returned.

     To allow us to make an orderly investment of all proceeds from the sale of the notes in the purchase of vehicles and the execution of lease contracts, we may limit the dollar amount of subscriptions for notes that we are willing to accept during any month of the offering period. To attempt to minimize the effects of the delay in the purchase of vehicles and acquisition of lease contracts, we will monitor the receipt of subscriptions.

                                    EXPERTS


     Our financial statements included in this Prospectus have been audited by Sprouse & Anderson, L.L.P., independent certified public accountants, whose report thereon appears elsewhere herein, and have been so included in reliance upon the report and authority of such firm as experts in auditing and accounting.


                                 LEGAL MATTERS


     Certain matters with respect to the validity and enforceability of the notes and with respect to federal income tax consequences have been passed upon, and opined on, for us by Thompson & Knight L.L.P., Dallas, Texas.


                       WHERE YOU CAN GET MORE INFORMATION

     We have filed with the SEC a registration statement on Form SB-2 (including the exhibits, schedules and amendments thereto) under the Securities Act with respect to the shares of common stock to be sold in this offering. As permitted by the SEC's rules and regulations, this prospectus does not contain all the information set forth in the registration statement. For further information regarding our company and the notes to be sold in this offering, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits to the registration statement. You may read and copy all or any portion of the registration statement or any other information that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC's website (http://www.sec.gov). As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will file periodic reports and other information with the Securities and Exchange Commission. Finally, you may obtain a copy of any of the documents filed as an exhibit to our registration statement, at no cost by writing or calling:

                Kenneth C. Lowe
                8144 Walnut Hill Lane
                Number 680
                Dallas, Texas 75231
                (214) 360-9966

                        TRANSITION AUTO FINANCE IV, INC.


                              FINANCIAL STATEMENTS
                                      AND
                          INDEPENDENT AUDITORS' REPORT

                               December 31, 2001

                        TRANSITION AUTO FINANCE IV, INC.






                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITORS' REPORT............................................    F-3

FINANCIAL STATEMENTS
  Balance Sheet.........................................................    F-5

  Statement of Income...................................................    F-6

  Statement of Stockholder's Equity.....................................    F-7

  Statement of Cash Flows...............................................    F-8

  Notes to Financial Statement..........................................    F-9

Board of Directors
Transition Auto Finance IV, Inc.


                          INDEPENDENT AUDITORS' REPORT


     We have audited the accompanying balance sheet of Transition Auto Finance IV, Inc. (the Company) as of December 31, 2001 and the related statements of income, stockholder's equity, and cash flows for the period from September 20, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001, and the results of their operations and their cash flows for the period September 20, 2001 (inception) through December 31, 2001 in conformity with U.S. generally accepted accounting principles.

SPROUSE & ANDERSON, L.L.P.
Austin, Texas
February 15, 2002

                              FINANCIAL STATEMENTS

                        TRANSITION AUTO FINANCE IV, INC.

                                 BALANCE SHEET


                               DECEMBER 31, 2001




                                     ASSETS

CURRENT ASSETS
  Cash                                                                   $ 1,000

OTHER ASSETS                                                              20,258
                                                                         -------
TOTAL ASSETS                                                             $21,258
                                                                         =======

                      LIABILITIES AND STOCKHOLDER'S EQUITY

OTHER LIABILITIES
  Due to affiliate                                                       $20,258
                                                                         -------
    Total Other Liabilities                                               20,258
                                                                         -------
STOCKHOLDER'S EQUITY
  Common stock $.10 par value: 1,000 shares authorized,
    issued, and outstanding                                                  100
  Additional paid-in capital                                                 900
  Retained earnings                                                          -0-
                                                                         -------
    Total Stockholder's Equity                                             1,000
                                                                         -------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                               $21,258
                                                                         =======



              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS

                        TRANSITION AUTO FINANCE IV, INC.


                              STATEMENT OF INCOME

                 FOR THE PERIOD SEPTEMBER 20, 2001 (INCEPTION)
                           THROUGH DECEMBER 31, 2001





          REVENUES                                               $-0-

          OPERATING EXPENSES                                      -0-
                                                                 ----
          OPERATING INCOME                                        -0-

          OTHER INCOME (EXPENSE)                                  -0-
                                                                 ----
          NET INCOME                                             $-0-
                                                                 ====




              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS

                        TRANSITION AUTO FINANCE IV, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE PERIOD SEPTEMBER 20, 2001 (INCEPTION)
                           THROUGH DECEMBER 31, 2001




                                         COMMON STOCK         ADDITIONAL                      TOTAL
                                      ------------------       PAID-IN       RETAINED      STOCKHOLDER'S
                                      SHARES      AMOUNT       CAPITAL       EARNINGS         EQUITY
                                      ------      ------      ----------     --------      -------------
  Issued 1,000 shares at $.10
    par value                         1,000       $100            $900         $-0-           $1,000

  Net Income                            -0-        -0-             -0-          -0-              -0-
                                      -----       ----            ----         ----           ------
Balance at December 31, 2001          1,000       $100            $900         $-0-           $1,000
                                      =====       ====            ====         ====           ======




              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS

                        TRANSITION AUTO FINANCE IV, INC.

                            STATEMENT OF CASH FLOWS

                 FOR THE PERIOD SEPTEMBER 20, 2001 (INCEPTION)
                           THROUGH DECEMBER 31, 2001




CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                     $    -0-
                                                               --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                          1,000
  Advances from affiliate                                        20,258
  Debt issuance costs                                           (20,258)
                                                               --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                         1,000
                                                               --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                         1,000

CASH AND CASH EQUIVALENTS, beginning of period                      -0-
                                                               --------
CASH AND CASH EQUIVALENTS, end of period                       $  1,000
                                                               ========
CASH PAID DURING THE PERIOD FOR:
  Interest                                                     $    -0-
                                                               ========
  Income taxes                                                 $    -0-
                                                               ========




              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS

                        TRANSITION AUTO FINANCE IV, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2001


NOTE 1: GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        GENERAL


                Transition Auto Finance IV, Inc. (the Company) is a Texas corporation organized in September 2001. The Company was established to purchase motor vehicles and automobile lease contracts, collect and service automobile lease contracts and remarket motor vehicles upon termination of their leases. Transition Leasing Management, Inc. (Transition Leasing) owns 100% of the Company's common stock. The Company has adopted a December 31 year-end.

        CASH AND CASH EQUIVALENTS

                For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

        OTHER ASSETS

                Other assets include debt issuance costs incurred in connection with the Company's potential offering of securities filed with the Securities and Exchange Commission. These costs will be amortized, on a straightline basis, over the term of the debt securities when the securities are issued.

        USE OF ESTIMATES

                In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2: INCOME TAXES


        The Company is a corporation subject to federal and state income taxes. The Company and its parent intend to file a consolidated tax return. Each company in the consolidated group determines its taxable income or loss, on a separate company basis, and the consolidated tax liability is allocated to each company with taxable income in proportion to the total of the taxable income amounts.


        The Company has a deferred tax asset as of December 31, 2001 (primarily from net operating loss carryforward), which has been completely offset by recognition of a valuation allowance.

        The Company has a net operating loss (NOL) carryforward of approximately $5,000 as of December 31, 2001. The Company's NOL carryforward expires on December 31, 2021.

NOTE 3: NOTES OFFERING

        The Company is intending to offer (the "Notes Offering") on a "best efforts basis" up to $10,000,000 of 9.0% Redeemable Secured Notes (the "Notes"). The Notes will have a term of sixty months and will bear interest at a fixed rate of 9%. The Notes will mature sixty months from the effective date. The Notes are to be sold through an underwriter. The Company will be required to make monthly payments of interest, paid in arrears, on the outstanding principal balance. The Notes will bear interest from the date of issuance at a fixed rate set at 9% fixed per annum.

                        TRANSITION AUTO FINANCE IV, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

                               DECEMBER 31, 2001

NOTE 3: NOTES OFFERING (CONTINUED)


        The underwriter will receive fees totaling 8% of the gross offering proceeds of the Notes Offering. Such amount is comprised of a 6% sales commission and a 2% due diligence fee. The Company will reimburse Transition Leasing for organizational and offering expenses up to a maximum amount equal to 2% of the gross offering proceeds.


        The remainder of the Notes Offering proceeds will be used to acquire automobile lease contracts backed by new automobiles and automobiles with remaining factory warranties or extended service contracts that extend to the termination of their lease contracts (the "Contracts"). The Contracts and the leased vehicles will be the asset-backed security for the Notes. A minimum of $250,000 of Notes must be sold before any funds will be released for use by the Company.

        The Company intends to enter into a Servicing Agreement with Transition Leasing. Transition Leasing will be entitled to a servicing fee of $35 per month per Contract and a payment of $150 per Contract purchased. Transition Leasing will receive, as a marketing fee, 57.5% of the down payment made by the customers with respect to contracts it originates. In addition a releasing fee will be charged by Transition Leasing for new lease contracts following repossession of a leased vehicle and Transition Leasing will be reimbursed for any out-of-pocket expenses in connection with repossession, repair, remarketing and resale of a leased vehicle. The Company intends to enter into an Indenture Agreement between the Company and a trust company, as trustee, which will govern collection of the Contract proceeds and repayment of the Notes.

                               TABLE OF CONTENTS



                                                                           PAGE
                                                                           ----
Summary ...............................................................      1
Risk Factors ..........................................................      2
Capitalization ........................................................      9
Use of Proceeds .......................................................     10
Description of the Notes ..............................................     11
Collateral for the Notes ..............................................     15
The Company ...........................................................     21
Security Ownership of Certain
Beneficial Owners and Management ......................................     38
Management ............................................................     38
Litigation ............................................................     41
Management's Discussion and Analysis of
  Plan of Operation ...................................................     41
Additional Indenture Provisions .......................................     42
Material Legal Aspects of the Lease
  Contracts ...........................................................     46
Material Federal Income Tax
  Considerations ......................................................     50
Plan of Distribution ..................................................     52
Experts ...............................................................     54
Legal Matters .........................................................     54
Where You Can Get More Information ....................................     54
Financial Statements ..................................................    F-1


                                   ----------

     You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. We are not making an offer of notes in any state in which such an offer would be unlawful.

                                   ----------


     Until April 26, 2002 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  $10,000,000
                    9.0% SECURED REDEEMABLE PROMISSORY NOTES
                               DUE APRIL 1, 2007





                        TRANSITION AUTO FINANCE IV, INC.




                                ---------------

                                   PROSPECTUS

                                ---------------

                                  GREAT NATION
                             INVESTMENT CORPORATION





                                 April 1, 2002

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Articles of Incorporation provide that, to the fullest extent permitted by Texas law, directors and former directors of the Company shall not be liable to the Company or its shareholders for monetary damages which may have been caused by them acting in their capacity as a director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director of the Company or which involve intentional misconduct or a knowing violation of law, (iii) for transactions from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director's office or (iv) for acts or omissions for which the liability of a director is expressly provided by law.

        The Company's Articles of Incorporation and its Bylaws grant mandatory indemnification to directors and officers of the Company to the fullest extent authorized under the Texas Business Corporation Act. In general, a Texas corporation may indemnify a director or officer who was or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Texas corporation may indemnify an officer or director in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses to be incurred in connection with the issuance and distribution of the Notes covered by this Registration Statement, all of which will be paid by the Company, are as follows:

Securities and Exchange Commission Registration Fee .......    $  2,500
NASD Fee ..................................................        *
Printing and Engraving.....................................        *
Legal Fees and Expenses....................................        *
Accounting Fees and Expenses ..............................       5,000+
Blue Sky Fees and Expenses.................................      20,000+
Miscellaneous..............................................      10,000+
  TOTAL ...................................................        *

----------

* To be furnished by amendment.

+ estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

        Other than the issuance of 1,000 shares of its common stock to Transition Leasing Management, Inc. upon its formation, the Company has not issued any securities.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits.

The following documents are filed as exhibits to this registration statement:

        EXHIBIT NO.                             DESCRIPTION

           1.1        --   Best Efforts Underwriting Agreement by and between
                           Transition Auto Finance IV, Inc., and Great Nation
                           Investment Corporation*

           3.1        --   Articles of Incorporation of Transition Auto Finance
                           IV, Inc.*

           3.2        --   Bylaws of Transition Auto Finance IV, Inc.*

           3.3        --   Articles of Amendment to Articles of Incorporation of
                           Transition Auto Finance IV, Inc.*

           4.1        --   Form of Indenture between Transition Auto Finance,
                           Inc., and Trust Management, Inc., as Trustee*


           4.2        --   Form of 9.0% Secured Redeemable Promissory Note
                           (included in Article Two of Indenture filed as Exhibit 4.1)


           5.1        --   Opinion of Thompson & Knight L.L.P. regarding
                           validity of Notes*

           8.1        --   Opinion of Thompson & Knight L.L.P. regarding tax
                           matters**

           10.1       --   Form of Master Purchasing Agreement between
                           Transition Auto Finance IV, Inc. and Transition
                           Leasing Management, Inc.*

           10.2       --   Form of Servicing Agreement between Transition
                           Leasing Management, Inc. and Transition Auto Finance
                           IV, Inc.*

           10.3       --   Form of Proceeds Escrow Agreement*

           10.4       --   Form of Custodial Agreement between Transition Auto
                           Finance IV, Inc. and Trust Management, Inc.*

           10.5       --   Form of Subscription Agreement*

           10.6       --   Form of Tax Sharing Agreement by and between
                           Transition Leasing Management, Inc., Transition Auto
                           Finance, Inc., Transition Auto Finance II, Inc.,
                           Transition Auto Finance III, Inc., and Transition
                           Auto Finance IV, Inc.*

           24.1       --   Consent of Thompson & Knight L.L.P.**

           24.2       --   Consent of Sprouse & Anderson, L.L.P.**


           26.1       --   Form T-1: Statement of eligibility of Trust
                           Management, Inc.*

----------
*  previously filed
** filed electronically herewith

Financial Statement Schedules.

           None.

ITEM 28. UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (B) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (C) Include any additional or changed material information on the plan of distribution.

           2. For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

           4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

           5. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on April 1, 2002.


                                        TRANSITION AUTO FINANCE IV, INC.

                                        By: /s/ KENNETH C. LOWE
                                           ------------------------------------
                                           Kenneth C. Lowe,
                                           President and Chief
                                           Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                                 TITLE                    DATE
     ---------                                 -----                    ----
/s/ KENNETH C. LOWE                    Director, President          April 1, 2002
----------------------------           (Principal Executive
Kenneth C. Lowe                        Officer) and Chief
                                       Financial Officer
                                       (Principal Financial and
                                       Accounting Officer)

/s/ WILLIAM H. DREGER                  Controller and Chief         April 1, 2002
----------------------------           Accounting Officer
William H. Dreger

                               INDEX TO EXHIBITS


        EXHIBIT NO.        DESCRIPTION
        -----------        -----------
           1.1        --   Best Efforts Underwriting Agreement by and between
                           Transition Auto Finance IV, Inc., and Great Nation
                           Investment Corporation*

           3.1        --   Articles of Incorporation of Transition Auto Finance
                           IV, Inc.*

           3.2        --   Bylaws of Transition Auto Finance IV, Inc.*

           3.3        --   Articles of Amendment to Articles of Incorporation of
                           Transition Auto Finance IV, Inc.*

           4.1        --   Form of Indenture between Transition Auto Finance,
                           Inc., and Trust Management, Inc., as Trustee*

           4.2        --   Form of 9.0% Secured Redeemable Promissory Note
                           (included in Article Two of Indenture filed as
                           Exhibit 4.1)

           5.1        --   Opinion of Thompson & Knight L.L.P. regarding
                           validity of Notes*

           8.1        --   Opinion of Thompson & Knight L.L.P. regarding tax
                           matters**

           10.1       --   Form of Master Purchasing Agreement between
                           Transition Auto Finance IV, Inc. and Transition
                           Leasing Management, Inc.*

           10.2       --   Form of Servicing Agreement between Transition
                           Leasing Management, Inc. and Transition Auto Finance
                           IV, Inc.*

           10.3       --   Form of Proceeds Escrow Agreement*

           10.4       --   Form of Custodial Agreement between Transition Auto
                           Finance IV, Inc. and Trust Management, Inc.*

           10.5       --   Form of Subscription Agreement*

           10.6       --   Form of Tax Sharing Agreement by and between
                           Transition Leasing Management, Inc., Transition Auto
                           Finance, Inc., Transition Auto Finance II, Inc.,
                           Transition Auto Finance III, Inc., and Transition
                           Auto Finance IV, Inc.*

           24.1       --   Consent of Thompson & Knight L.L.P.**

           24.2       --   Consent of Sprouse & Anderson, L.L.P.**

           26.1       --   Form T-1: Statement of eligibility of Trust
                           Management, Inc.*


----------
* previously filed
** filed electronically herewith